SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CAVIUM, INC.

(Name of Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	6.	Amount Previously Paid:
	7.	Form, Schedule or Registration Statement No.:
	8.	Filing Party:
	9.	Date Filed:

CAVIUM, INC.

2315 N. FIRST STREET

SAN JOSE, CA 95131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 15, 2016

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Cavium, Inc., a Delaware corporation. The meeting will be held on June 15, 2016, at 10 a.m. local time at 2315 N. First Street, San Jose, CA 95131 for the following purposes:

1.	To elect two nominees for director named herein to hold office until the 2019 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent auditors of Cavium for its fiscal year ending December 31, 2016.

3.	To approve, on an advisory basis, the compensation of Cavium’s named executive officers, as disclosed in this proxy statement.

4.	To approve the Cavium, Inc. 2016 Equity Incentive Plan.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 21, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Vincent P. Pangrazio

VINCENT P. PANGRAZIO

Secretary

San Jose, California

April 26, 2016

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

The Board of Directors recommends that you vote “FOR” the proposals identified above.

CAVIUM, INC.

2315 N. First Street

San Jose, CA 95131

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

JUNE 15, 2016

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

Our Board of Directors is soliciting your proxy to vote at our 2016 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 26, 2016 to all stockholders of record entitled to vote at the annual meeting.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice because our Board of Directors is soliciting your vote at the 2016 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 7, 2016. In addition, if you wish, we will send to you paper copies of our proxy materials, including a proxy card. Instructions on how to request paper copies of the proxy materials can be found in the Notice.

How do I attend the annual meeting?

The meeting will be held on June 15, 2016 at 10:00 AM Pacific Time at 2315 N. First Street, San Jose, CA 95131. Directions to the annual meeting, which is located at our corporate headquarters, may be found at www.cavium.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 21, 2016 will be entitled to vote at the annual meeting. On this record date, there were 57,335,147 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 21, 2016, your shares were registered directly in your name with Cavium’s transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy mailed to you or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 21, 2016, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of the directors named as nominees in this proxy statement;

•	Ratification of the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent auditors of Cavium for its fiscal year ending December 31, 2016;

•	Advisory approval of the compensation of Cavium’s named executive officers, as disclosed in this proxy statement in accordance with SEC rules; and

•	Approval of the Cavium, Inc. 2016 Equity Incentive Plan, or the 2016 Plan.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” the nominees to the Board of Directors or you may “Withhold” your vote for one or more of the nominees. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 14, 2016 to be counted.

•

To vote through the internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time June 14, 2016 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Cavium. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank, or contact your broker or bank to request a proxy form.

We provide telephone and internet proxy voting to allow you to vote your shares telephonically or online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your telephone or internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 21, 2016.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation and on the frequency of shareholder votes on executive compensation), approval of equity incentive plans, and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 3 or 4 without your instructions, but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director, “For” the ratification of PricewaterhouseCoopers LLP as independent auditors of Cavium for its fiscal year ending December 31, 2016, “For” the advisory approval of executive compensation, and “For” the approval of the 2016 Plan. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change or revoke my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting.

If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit a properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to Cavium’s Secretary at 2315 N. First Street, San Jose, California, 95131.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 27, 2016, to Cavium’s Secretary at 2315 N. First Street, San Jose, California 95131. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must provide specified information to Cavium’s Secretary at 2315 N. First Street, San Jose, California 95131 between February 15, 2017 and March 17, 2017, unless the date of our 2017 annual meeting of stockholders is before May 16, 2017 or after July 15, 2017, in which case the proposals shall be submitted no earlier than 120 days prior to the 2017 annual meeting of stockholders and no later than the later of (i) 90 days before the 2017 annual meeting of stockholders or (ii) ten days after notice of the date of the 2017 annual meeting of stockholders is publicly given. You are also advised to review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count: with respect to the election of the directors, “For” and “Withhold” votes and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for proposals 2, 3 and 4, and will have the same effect as “Against” votes. Broker non-votes will have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

•

For the election of the directors, Proposal 1, the nominees receiving the most “For” votes from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect.

•

To be approved, Proposal 2, the ratification of the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent auditors of Cavium for its fiscal year ending December 31, 2016, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

To be approved, Proposal 3, the advisory approval of the compensation of Cavium’s named executive officers, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

To be approved, Proposal 4, the approval of the 2016 Plan, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 57,335,147 shares outstanding and entitled to vote. As a result, stockholders holding at least 28,667,574 shares will need to be present at the meeting in person or represented by proxy to constitute a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote by telephone or over the internet or in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum either the chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Cavium’s Board of Directors is divided into three classes. Two of the classes consist of two directors and one class consists of one director. Each class has a three-year term. Vacancies on the Board of Directors may be filled only by a majority of the remaining directors even if less than a quorum, unless the Board of Directors determines that the vacancies shall be filled by the stockholders. A director elected to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors currently has five members. There are two directors, Syed B. Ali and Anthony S. Thornley, in the class for which the term of office expires in 2016. Messrs. Ali and Thornley are current directors of Cavium who were recommended for reelection to the Board of Directors by the Nominating and Corporate Governance Committee. Mr. Ali is our President and Chief Executive Officer and was first appointed to the Board of Directors in November 2000 and Mr. Thornley was first appointed in September 2006. If elected at the annual meeting, Messrs. Ali and Thornley would serve until the 2019 annual meeting and until successors have been duly elected and qualified, or, if sooner, until death, resignation or removal. It is Cavium’s policy to encourage directors and nominees for director to attend the Annual Meeting. Two of Cavium’s directors attended the 2015 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Messrs. Ali and Thornley. If Messrs. Ali and Thornley become unavailable for election as a result of an unexpected occurrence, shares that would have been voted for Messrs. Ali and Thornley will instead be voted for the election of a substitute nominee(s) proposed by Cavium. Messrs. Ali and Thornley have agreed to serve if elected. Cavium’s management has no reason to believe that Messrs. Ali and Thornley will be unable to serve.

Proposal 1 is an uncontested election. In addition to the voting requirements under Delaware law described above, our Corporate Governance Policies provide that in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election will, promptly following certification of the stockholder vote, submit to our Nominating and Corporate Governance Committee his or her offer of resignation for consideration. The Nominating and Corporate Governance Committee shall consider all of the relevant facts and circumstances and recommend to the Board of Directors the action to be taken with respect to the offer of resignation. Our Board of Directors, after taking into consideration the recommendation of the Nominating and Corporate Governance Committee, will determine whether to accept the director’s resignation. Cavium will publicly disclose the decision reached by our Board of Directors and the reasons for such decision.

The Nominating and Corporate Governance Committee seeks to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct Cavium’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board of Directors’ overall composition, with the goal of recruiting directors who complement and strengthen the skills of other directors and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Committee views as critical to effective functioning of the Board of Directors. The following is a brief biography of each nominee and each director whose term will continue after the annual meeting, and a discussion of the specific experience, qualifications, attributes or skills of each director that led the Nominating and Corporate Governance Committee to believe that director should continue to serve on the Board of Directors, as of the date of this proxy statement. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2019 ANNUAL MEETING

Syed B. Ali

Syed B. Ali, age 57, is one of our founders and has served as our President, Chief Executive Officer and Chairman of the Board of Directors since the inception of Cavium in 2000. From 1998 to 2000, Mr. Ali was Vice President of Marketing and Sales at Malleable Technologies, a communication chip company of which he was a founding management team member. Malleable Technologies was acquired by PMC-Sierra, Inc., a communication integrated circuit company, in 2000. From 1994 to 1998, Mr. Ali was an Executive Director at Samsung Electronics Co., Ltd. Prior to that, he had various positions at Wafer Scale Integration, a division of SGS-Thomson, Tandem Computers, Inc., and American Microsystems, Ltd. He received a BE (Electrical Engineering) from Osmania University, in Hyderabad, India and an MSE from the University of Michigan. The Nominating and Corporate Governance Committee believes that Mr. Ali’s extensive experience in numerous senior managerial positions in the semiconductor industry, as well as his experience as a founder of Cavium and his long tenure as President and Chief Executive Officer of Cavium, brings necessary industry experience, historic Cavium knowledge and experience as well as continuity to the Board of Directors. In addition, the Nominating and Corporate Governance Committee believes that having Mr. Ali serve on the Board of Directors helps to ensure that the Board of Directors and management act with a common purpose to execute Cavium’s strategic initiatives and business plans, and that Mr. Ali, as Chief Executive Officer and Chairman of the Board of Directors, is able to act as a bridge between management and the Board of Directors, facilitating the regular flow of information.

Anthony S. Thornley

Anthony S. Thornley, age 69, has served as a director since September 2006 and has served as our lead independent director since June 2012. From June 2011 to March 2012 he served as Interim President and Chief Executive Officer of Callaway Golf Company, a golf equipment company. From January 2007 to April 2011 Mr. Thornley served as Chief Financial Officer for KMF Audio, Inc., a microphone company. From February 2002 to June 2005 he served as President and Chief Operating Officer of Qualcomm Incorporated, a wireless communication technology and integrated circuit company. From July 2001 to February 2002 he served as Chief Financial and Operating Officer of Qualcomm and from March 1994 to February 2002 as Chief Financial Officer of Qualcomm. Prior to joining Qualcomm, he was with Nortel Networks, a telecommunications equipment manufacturer, for sixteen years in various financial and information systems management positions, including Vice President Finance and IS, Public Networks, Vice President Finance NT World Trade and Corporate Controller Nortel Limited. He has also worked for Coopers and Lybrand in public accounting. Mr. Thornley is a director of Callaway Golf Company, Proximetry, Inc., a network software company, Gorgon Media Inc., a specialized investment company, and Public Wireless Inc., a wireless pico base station company. Mr. Thornley was previously a director of Peregrine Semiconductor Corporation, a radio frequency semiconductor company, and Transdel Pharmaceuticals, Inc., a development stage pharmaceutical company. Mr. Thornley received his BSc degree in Chemistry from the University of Manchester, England. The Nominating and Corporate Governance Committee believes that Mr. Thornley’s experience as a chief financial officer, chief operating officer and director, as well as his experience in the semiconductor industry, position him to contribute financial, operational and industry expertise to the Board of Directors. The Nominating and Corporate Governance Committee believes that Mr. Thornley’s experience as chief financial officer of a public reporting company and service on the audit committee of public reporting companies, and experience as a director for other private and public companies is especially valuable in his positions as lead independent director, the chairperson of Cavium’s Audit Committee and the chairperson of Cavium’s Nominating and Corporate Governance Committee.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THE NAMED NOMINEES.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING

C.N. Reddy

C.N. Reddy, age 60, has served as a director since 2001. He is a co-founder of Alliance Semiconductor Corporation, which until 2006 was a provider of semiconductor products and solutions and is now a holding company, and held various positions with Alliance. From October 2000 to October 2014, he served as the Executive Vice President for Investments at Alliance, during which time he was responsible for Alliance’s investments in private technology companies and identifying future possible technology company acquisitions for Alliance. From December 1997 to October 2000, he served as Executive Vice President and Chief Operating Officer at Alliance. From May 1993 to December 1997, he served as Senior Vice-President Engineering and Operations at Alliance. From 1985 to May 1993, he served as Vice President Engineering at Alliance. From February 1985 to October 2014 he also served as Secretary of Alliance. Mr. Reddy served as a member of the board of directors of Alliance from Alliance’s inception in 1985 to October 2014. He was a member of the founding management team at Cypress Semiconductor Corporation. Prior to that, he held positions at Texas Instruments Incorporated and National Semiconductor Corporation (now part of Texas Instruments). He currently serves on several private company boards. Mr. Reddy received an MSEE from Utah State University. The Nominating and Corporate Governance Committee believes that Mr. Reddy’s long experience in the semiconductor industry as well as long tenure on our Board of Directors brings necessary industry and historic knowledge and continuity to the Board of Directors. The Nominating and Corporate Governance Committee also believes that Mr. Reddy’s extensive experience in finance and executive positions and as a past director of other companies, as well as his semiconductor industry background, position him to contribute financial, operational and industry expertise to the Board of Directors.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2018 ANNUAL MEETING

Sanjay Mehrotra

Sanjay Mehrotra, age 56, has served as a director since July 2009. He co-founded SanDisk Corporation in 1988 and has been its President and Chief Executive Officer since January 2011, and has been a director since July 2010. He previously served as its President and Chief Operating Officer, Executive Vice President and Vice President of Engineering. Mr. Mehrotra has more than 30 years of experience in the non-volatile semiconductor memory industry, including engineering and engineering management positions at SanDisk, Integrated Device Technology, Inc., SEEQ Technology, Inc., Intel Corporation and Atmel Corporation. Mr. Mehrotra earned B.S. and M.S. degrees in Electrical Engineering and Computer Sciences from the University of California, Berkeley. The Nominating and Corporate Governance Committee believes that Mr. Mehrotra’s experience in the semiconductor business, as the co-founder and Chief Executive Officer of SanDisk, where he has been involved in growing that company’s business from formation to its current size, as well as his experience in other engineering management positions, has provided him with leadership skills, experience in creating and capturing business opportunities, and experience in scaling up a business to enable growth, which are valuable to Cavium and the Board of Directors.

Madhav V. Rajan

Madhav V. Rajan, age 51, has served as a director since March 2013. Since September 2010, he has served as the Senior Associate Dean for Academic Affairs at the Graduate School of Business, Stanford University. From 2002 to August 2010, he served as the area coordinator for accounting at the Graduate School of Business, Stanford University. Mr. Rajan currently serves on the board of directors of iShares, Inc. and is a trustee of the iShares Trust. Mr. Rajan received his undergraduate degree in commerce from the University of Madras, India, and an MS in accounting, MBA and PhD from the Graduate School of Industrial Administration at Carnegie Mellon University. The Nominating and Corporate Governance Committee believes that Mr. Rajan’s extensive experience in finance position him to contribute financial expertise to the Board of Directors and the Audit Committee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Cavium’s Board of Directors consults with Cavium’s counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and Cavium, its senior management and its independent auditors, the Board of Directors has affirmatively determined that the following current four directors are independent directors within the meaning of the applicable NASDAQ listing standards: Messrs. Mehrotra, Rajan, Reddy, and Thornley. In making this determination, the Board of Directors found that none of these directors or nominees for director had a material or other disqualifying relationship with Cavium. Mr. Ali, Cavium’s President and Chief Executive Officer, is not an independent director by virtue of his employment with Cavium.

BOARD OF DIRECTORS LEADERSHIP STRUCTURE

Cavium’s Board of Directors is currently chaired by the President and Chief Executive Officer of Cavium, Mr. Ali. Cavium believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board of Directors and management act with a common purpose. In Cavium’s view, separating the positions of Chief Executive Officer and Chairman has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken Cavium’s ability to develop and implement strategy. Instead, Cavium believes that combining the positions of Chief Executive Officer and Chairman provides a single, clear chain of command to execute Cavium’s strategic initiatives and business plans. In addition, Cavium believes that a combined Chief Executive Officer and Chairman is better positioned to act as a bridge between management and the Board of Directors, facilitating the regular flow of information. Cavium also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of Cavium (as is the case with Cavium’s Chief Executive Officer) as compared to a relatively less informed independent Chairman.

Our Corporate Governance Policies provide for the appointment of a Lead Independent Director in the event that the position of Chairman is not held by an independent director. In March 2012, the Board of Directors appointed Mr. Thornley as lead independent director effective at the 2012 Annual Meeting of Stockholders with authority and responsibility to: (i) in conjunction with the Chief Executive Officer, establish meeting agendas; (ii) preside over meetings of the independent directors; (iii) preside over any portions of meetings of the full Board of Directors at which the evaluation or compensation of the Chief Executive Officer is presented or discussed; (iv) preside over any portions of meetings of the full Board of Directors at which the performance of the Board of Directors is presented or discussed; and (v) coordinate the activities of the other independent directors. Cavium believes that having a lead independent director separate from its Chairman and Chief Executive Officer reinforces the independence of the Board of Directors in its oversight of the business and affairs of Cavium. In addition, Cavium believes that having a lead independent director promotes an objective evaluation and oversight of management’s performance, increasing management accountability, resulting in enhanced effectiveness of the Board of Directors as a whole.

ROLE OF THE BOARD OF DIRECTORS IN RISK OVERSIGHT

One of the Board of Directors’ key functions is informed oversight of Cavium’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for Cavium. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD OF DIRECTORS

During 2015, the Board of Directors met five times and acted by unanimous written consent one time. Each Board member attended all of the meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2015 for each of the committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Syed B. Ali
Sanjay Mehrotra			X		X
Madhav V. Rajan	X		X	(Chair)*	X
C.N. Reddy	X		X	*	X
Anthony S. Thornley	X	(Chair)			X	(Chair)
Total meetings in fiscal 2015	5		5		2

*	Mr. Reddy was the chair of the Compensation Committee until June 18, 2015, at which point Mr. Rajan became chair of the Compensation Committee.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to Cavium.

Audit Committee

The Audit Committee of the Board of Directors was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee Cavium’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee: evaluates the performance of and assesses the qualifications of Cavium’s independent registered public accounting firm, or independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on Cavium’s audit engagement team as required by law; reviews and approves or rejects transactions between Cavium and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by Cavium regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review Cavium’s annual audited financial statements and quarterly financial statements with management and the independent auditors, including reviewing Cavium’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is currently composed of three directors: Messrs. Rajan, Reddy and Thornley. The Audit Committee met five times during 2015. The Audit Committee has a written charter that is available to stockholders on Cavium’s website at http://investor.caviumnetworks.com.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of Cavium’s Audit Committee are independent (as independence is currently defined in the NASDAQ listing standards and Rule 10A-3(b)(1) of the Exchange Act). The Board of Directors has also determined that Mr. Thornley qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Thornley’s level of knowledge and experience based on a number of factors, including his formal education and experiences as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management of Cavium. The Audit Committee has discussed with PricewaterhouseCoopers LLP, Cavium’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Cavium’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Anthony S. Thornley (Chair)

Madhav V. Rajan

CN Reddy

Compensation Committee

The Compensation Committee is currently composed of three directors: Messrs. Mehrotra, Rajan and Reddy. In June 2015 Mr. Rajan replaced Mr. Reddy as the chair of the Compensation Committee. All members of Cavium’s Compensation Committee are independent (as independence is currently defined in NASDAQ listing standards). The Compensation Committee met five times and acted by unanimous written consent twice during 2015. The Compensation Committee has a written charter that is available to stockholders on Cavium’s website at http://investor.caviumnetworks.com.

The Compensation Committee of the Board of Directors acts on behalf of the Board of Directors to review, adopt and oversee Cavium’s compensation strategy, policies, plans and programs, including:

•

review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of Cavium’s Chief Executive Officer and other executive officers and senior management; and

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Cavium under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

•	administration of Cavium’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plans and programs.

Each year, the Compensation Committee reviews with management Cavium’s Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Processes and Procedures

The Compensation Committee meets regularly in executive session, or as a part of the regular meetings of our Board of Directors. Historically, the Compensation Committee has determined annual compensation and granted annual equity awards at one or more meetings held during the first quarter of the year. However, at various meetings throughout the year, the Compensation Committee also consider matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of Cavium’s compensation strategy, potential modifications to that strategy and new market trends, plans or approaches to compensation in Cavium’s industry and the broader market environment.

Our Chief Executive Officer, Chief Financial Officer and legal department work together to design and develop compensation programs for our Compensation Committee’s consideration, recommend changes to existing compensation programs, recommend performance targets to be achieved under those programs, and ultimately to implement the decisions of the Compensation Committee. These individuals also provide information to our independent compensation consultant so that it can perform its duties for the Compensation Committee. At the beginning of each year our Chief Executive Officer provides recommendations to the Compensation Committee on the compensation levels of the other named executive officers, as well as his review of each other named executive officer’s performance and contributions during the previous year. When appropriate, our Chief Executive Officer, Chief Financial Officer and General Counsel attend portions of the Compensation Committee meetings to provide information and answer questions. No named executive officer was present or voted in the final determinations regarding the structure or amount of any component of his compensation package.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Cavium, as well as authority to obtain, at the expense of Cavium, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Additionally, under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate.

The Compensation Committee continued to use Compensia, Inc., a national compensation consulting firm, to serve as its independent advisor for fiscal 2015. The Compensation Committee originally retained Compensia in 2008. Compensia advises the Compensation Committee with respect to trends in executive and Board compensation, compensation peer group selection, analysis of survey data, the determination and design of compensation plans and arrangements, the assessment of competitive executive and Board pay levels and mix, setting compensation levels and reviewing proxy disclosures such as the Compensation Disclosure and Analysis section. As part of its engagement, Compensia conducted executive compensation assessments to be used in connection with fiscal 2015 compensation actions. The Compensation Committee may replace Compensia or hire additional advisors at any time. Compensia did not provide any other services to us and received no compensation other than with respect to the services described above.

Based on the consideration of the various factors as set forth in the rules of the SEC and the listing standards of the NASDAQ Stock Market, the Compensation Committee has determined that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee has not raised any conflict of interest.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee during 2015 was an officer or employee of Cavium. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee.

Compensation Committee Report2

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into Cavium’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Madhav V. Rajan (Chair)

Sanjay Mehrotra

C.N. Reddy

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of Cavium (consistent with criteria approved by the Board of Directors), reviewing and evaluating incumbent directors, recommending to the Board of Directors for selection candidates for election to the Board of Directors, making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors, considering nominations and proposals submitted by Cavium’s stockholders, assessing the performance and independence of the Board of Directors, and maintaining a set of corporate governance principles for Cavium.

The Nominating and Corporate Governance Committee is currently composed of four directors: Messrs. Mehrotra, Rajan, Reddy and Thornley. All current members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in NASDAQ listing standards). The Nominating and Corporate Governance Committee met two times during 2015. The Nominating and Corporate Governance Committee has a written charter that is available to stockholders on Cavium’s website at http://investor.caviumnetworks.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, extensive business and industry experience, comprehension of public company responsibilities, as well as high personal integrity and ethical standards. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Cavium, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Cavium’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of Cavium and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee’s policy is to consider diversity, age, skills, and other factors it deems appropriate given the current needs of the Board of Directors and Cavium, to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee does not assign specific weights to particular factors and no

[2]	The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Commission and is not deemed to be incorporated by reference in any filing of Cavium under the Securities Act or the Exchange Act, other than Cavium’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

particular factor is necessarily applicable to all prospective nominees. As part of the Board of Directors’ periodic self-assessment process, the Board of Directors considers whether it would be desirable for particular characteristics, experiences and skills to be represented on the Board of Directors to a greater degree. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Cavium during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence.

When considering diversity, the Board of Directors and Nominating and Corporate Governance Committee views “diversity” as diversity of experience and expertise. The Board of Directors and Nominating and Corporate Governance Committee believe that by having a Board of Directors diverse in experience and expertise enables the Board, as a body, to have the broad range of requisite expertise and experience to guide Cavium and management and to fulfill its role of oversight and stewardship. However, neither the Board of Directors nor the Nominating and Corporate Governance Committee has developed a policy with respect to diversity in identifying nominees for director, other than to consider diversity when assessing nominees.

In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 2315 N. First Street, San Jose, California 95131, at least 120 days prior to the anniversary date of the mailing of Cavium’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of Cavium’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Cavium’s Board of Directors has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board of Directors or an individual director may send a written communication addressed as follows: Cavium Board Communication, 2315 N. First Street, San Jose, California 95131. Each communication sent must state the number of shares owned by the stockholder making the communication. Each communication will be reviewed by the General Counsel of Cavium who will forward the communication to the Board of Directors or to any individual director to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case, the General Counsel will discard the communication.

CODE OF CONDUCT

Cavium has adopted the Cavium, Inc. Code of Conduct which applies to all employees, directors and consultants. The Code of Conduct is available on Cavium’s website at http://investor.caviumnetworks.com. If Cavium makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, Cavium will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE POLICIES OF THE BOARD OF DIRECTORS

The Board of Directors has adopted a set of Corporate Governance Policies, which address important governance policies that assist the Board of Directors in following corporate practices that serve the best interests of the Company and its stockholders. Among other matters, the Corporate Governance Policies cover board composition, board membership criteria, board leadership, board meetings, board committees, board member responsibilities and stock ownership guidelines. The Corporate Governance Policies may be viewed at http://investor.caviumnetworks.com. The Company will also provide copies of the Corporate Governance Policies free of charge to any stockholder who sends a written request to the Company’s Secretary at 2315 N. First Street, San Jose, CA 95131.

PROPOSAL 2

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as Cavium’s independent registered public accounting firm, or independent auditors, for the fiscal year ending December 31, 2016, and the Board of Directors has directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. PricewaterhouseCoopers LLP has audited Cavium’s financial statements since 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither Cavium’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as Cavium’s independent auditors. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Cavium and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

In connection with the audit of the 2015 financial statements, Cavium entered into an engagement agreement with PricewaterhouseCoopers LLP which sets forth the terms by which PricewaterhouseCoopers LLP will perform audit services for Cavium.

The following table represents aggregate fees billed to Cavium for the fiscal years ended December 31, 2014 and 2015, respectively, by PricewaterhouseCoopers LLP, Cavium’s principal accountant.

	Fiscal Year Ended December 31,
	2014 ($)	2015 ($)
	(In thousands)
Audit Fees(1)	1,795.0	1,758.0
Audit-related Fees(2)	40.0	40.0

Total Fees	1,835.0	1,798.0

(1)	Audit Fees consist of fees incurred for professional services rendered for the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements, other services normally provided by PricewaterhouseCoopers LLP in connection with regulatory filings, and for the audit of the effectiveness of our internal control over financial reporting.
(2)	Audit-related Fees consist of fees for audit services related to one of Cavium’s subsidiaries.

All fees described above were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by Cavium’s independent auditors, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, Cavium’s stockholders are now entitled to vote to approve, on an advisory basis, the compensation of Cavium’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. At the 2011 Annual Meeting of Stockholders, we solicited the advice of our stockholders as to how often our stockholders would like to cast an advisory vote on executive compensation, and our stockholders indicated their preference that Cavium solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, Cavium is asking the stockholders to approve, on an advisory basis, the compensation of Cavium’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of Cavium’s named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of Cavium’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis section, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, Cavium believes that its compensation policies and decisions are focused on tying a substantial portion of the executive officers’ overall compensation to Cavium’s financial performance and common stock price through the issuance of equity as a significant component of compensation. Compensation of Cavium’s named executive officers is designed to enable Cavium to attract and retain talented and experienced executives, to align executive officers’ incentives with stockholder value creation, to be affordable within the context of Cavium’s operating expense model, to be fairly and equitably administered and to reflect Cavium’s values.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of Cavium’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to Cavium’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or Cavium. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management, the Compensation Committee and the Board of Directors and, accordingly, the Compensation Committee and the Board of Directors intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

Unless the Board of Directors decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of Cavium’s named executive officers, the next scheduled say-on-pay vote will be at the 2017 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3

PROPOSAL 4

APPROVAL OF CAVIUM, INC. 2016 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the Cavium, Inc. 2016 Equity Incentive Plan, or the 2016 Plan, at the annual meeting. The 2016 Plan was approved by our Board on April 11, 2016, subject to approval by our stockholders. The 2016 Plan is intended to be the successor to the Cavium, Inc. 2007 Equity Incentive Plan, or the Prior Plan.

Our Board approved the 2016 Plan because the Prior Plan is scheduled to terminate on January 31, 2017.

If this Proposal 4 is approved by our stockholders, the number of shares of our common stock that will be available for us to issue pursuant to equity awards will be significantly reduced. Specifically, as of December 31, 2015, there were 10,106,853 shares available for issuance under the Prior Plan. If this Proposal 4 is approved by our stockholders, no additional awards may be granted under the Prior Plan after the annual meeting and 3,600,000 shares will be available for issuance under the 2016 Plan, plus certain shares subject to outstanding awards granted under the Prior Plan that may become available for issuance under the 2016 Plan, as described in the summary below. The 2016 Plan does not contain an annual “evergreen” provision and so future stockholder approval will be required to further increase the share reserve of the 2016 Plan.

Approval of the 2016 Plan by our stockholders will allow us to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by our Board or Compensation Committee. The 2016 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.

Requested Shares

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2016 Plan will not exceed the sum of (i) 3,600,000 new shares and (ii) any Prior Plan Returning Shares (as defined below in “Description of the 2016 Equity Incentive Plan—Shares Available for Awards”), as such shares become available from time to time.

Based on historic grant practices, our Board has estimated that such aggregate number of shares should be sufficient to cover awards for the next two to three years. However, this is only an estimate based on current circumstances. The total number of shares subject to grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, a change in our business conditions, the value of our common stock, changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in our compensation strategy and how we choose to balance total compensation between cash compensation and stock compensation, changes in the number of employees, directors and officers and whether and the extent to which vesting conditions applicable to awards are satisfied.

Key Plan Features

The 2016 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•	No single trigger accelerated vesting upon change in control. The 2016 Plan does not provide for any automatic mandatory vesting of awards upon a change in control.

•

No liberal change in control provisions. The definition of change in control in the 2016 Plan requires the occurrence of an actual change in control event so that no change in control vesting acceleration benefits may occur without an actual change in control event occurring.

•	No tax gross-ups. The 2016 Plan does not include a tax gross-up provision.

•

No liberal share counting or recycling. The following shares will not become available again for issuance under the 2016 Plan: (i) shares that are reacquired or withheld (or not issued) by us to satisfy the exercise, strike or purchase price of a stock award; (ii) shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award; (iii) shares repurchased by us on the open market with the proceeds of the exercise, strike or purchase price of a stock award; and (iv) in the event that a stock appreciation right is settled in shares, the gross number of shares subject to such award.

•

Repricing is not allowed. The 2016 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancellation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards under the 2016 Plan without prior stockholder approval.

•

Stockholder approval is required for additional shares. The 2016 Plan does not contain an annual “evergreen” provision. The 2016 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

•

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the 2016 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•

Material amendments require stockholder approval. Consistent with Nasdaq rules, the 2016 Plan requires stockholder approval of any material revisions to the 2016 Plan. In addition, certain other amendments to the 2016 Plan require stockholder approval.

•

Limit on non-employee director compensation. The aggregate value of all compensation granted or paid to any individual for service as a non-employee director of our Board with respect to any period commencing on the date of our annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of our annual meeting of stockholders for the next subsequent year, including awards granted under the 2016 Plan and cash fees paid by us to such non-employee director, will not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected to our Board during such period, $900,000 in total value, in each case calculating the value of any awards based on the grant date fair value of such awards for financial reporting purposes. Our Board may make an exception to the applicable limit for any non-employee director in extraordinary circumstances, as our Board may determine in its discretion, provided that any non-employee director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation.

•	No reload stock options. The 2016 Plan does not include a provision for reload stock options.

Performance-Based Awards

Approval of the 2016 Plan by our stockholders will also constitute approval of terms and conditions set forth in the 2016 Plan that will permit us to grant stock options, stock appreciation rights and performance-based stock and cash awards under the 2016 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, or the Code. Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. For compensation awarded under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the following terms must be disclosed to and approved by the stockholders before the compensation is paid: (i) a description of the employees eligible to receive such awards; (ii) a per-person limit on the number of shares subject to stock options, stock appreciation rights and performance-based stock awards, and the amount of cash subject to performance-based cash awards, that may be granted to any employee under the plan in any year; and (iii) a description of the business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). Accordingly, we are requesting that our stockholders approve the 2016 Plan, which includes terms and conditions regarding eligibility for awards, annual per-person limits on awards and the business criteria for performance-based awards granted under the 2016 Plan (as described in the summary below).

We believe it is in the best interests of our company and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code. However, in certain circumstances, we may determine to grant compensation to covered employees that is not intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we grant compensation that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation ultimately will be deductible by us.

Stockholder Approval

If this Proposal 4 is approved by our stockholders, the 2016 Plan will become effective as of the date of the annual meeting and no additional awards will be granted under the Prior Plan (although all outstanding awards granted under the Prior Plan will continue to be subject to the terms and conditions of the Prior Plan). In the event that our stockholders do not approve this Proposal 4, the 2016 Plan will not become effective and the Prior Plan will continue to be effective in accordance with its terms.

Overhang

The following table provides certain additional information regarding our equity incentive program. In the following table, “full value awards” are all stock awards other than stock options and stock appreciation rights.

	As of 12/31/15
Total number of shares of common stock subject to outstanding stock options	2,027,999
Weighted-average exercise price of outstanding stock options	$24.75
Weighted-average remaining term of outstanding stock options	1.99
Total number of shares of common stock subject to outstanding full value awards	2,194,068
Total number of shares of common stock available for grant under the Prior Plan	10,106,853	(1)
Total number of shares of common stock available for grant under other equity incentive plans	0

	As of 4/21/16
Total number of shares of common stock outstanding	57,335,147
Per-share closing price of common stock as reported on Nasdaq Global Select Market	$55.46

(1)	If this Proposal 4 is approved by our stockholders, no additional awards may be granted under the Prior Plan after the annual meeting and 3,600,000 shares will be available for issuance under the 2016 Plan.

Burn Rate

The following table shows our responsible burn rate history. In the following table, (i) “appreciation awards” represents the number of shares of our common stock subject to stock options and stock appreciation rights granted in each year and (ii) “full value awards” represents the sum of the number of shares of our common stock subject to all time-based full value awards granted in each year and the number of shares of our common stock subject to all performance-based full value awards earned in each year. As shown in the following table, our three-year average historical burn rate is 2.77%.

	FY 2013	FY 2014		FY 2015
Appreciation awards	242,375	165,000		87,178
Full value awards	1,119,570	1,970,094	(1)	850,179	(2)
Weighted-average number of shares of common stock outstanding	51,596,000	53,451,000		55,589,000
Burn rate	2.64%	3.99%		1.67%

(1)	Excludes 30,000 shares subject to performance-based awards granted in FY 2014 and either canceled unearned or not yet earned.
(2)	Excludes 75,413 shares subject to performance-based awards granted in FY 2015 and either canceled unearned or not yet earned.

Description of the 2016 Equity Incentive Plan

The material features of the 2016 Plan are described below. The following description of the 2016 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2016 Plan. Stockholders are urged to read the actual text of the 2016 Plan in its entirety, which is attached to this proxy statement as Exhibit A.

Purpose

The 2016 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of our company and our affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.

Successor to Prior Plan

The 2016 Plan is intended to be the successor to the Prior Plan. If the 2016 Plan is approved by our stockholders, no additional awards will be granted under the Prior Plan.

Types of Awards

The 2016 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2016 Plan will not exceed the sum of (i) 3,600,000 new shares and (ii) any Prior Plan Returning Shares (as defined below), as such shares become available from time to time.

The term “Prior Plan Returning Shares” refers to the following shares of our common stock subject to any outstanding stock award granted under the Prior Plan: (i) any shares subject to such stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to such stock award that are not issued because such stock award is settled in cash; and (iii) any shares issued pursuant to such stock award that are forfeited back to or repurchased by us because of a failure to vest.

The following shares of our common stock will also become available again for issuance under the 2016 Plan: (i) any shares subject to a stock award granted under the 2016 Plan that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to a stock award granted under the 2016 Plan that are not issued because such stock award is settled in cash; and (iii) any shares issued pursuant to a stock award granted under the 2016 Plan that are forfeited back to or repurchased by us because of a failure to vest.

The following shares of our common stock will not become available again for issuance under the 2016 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise, strike or purchase price of a stock award granted under the 2016 Plan or the Prior Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award);

(ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award granted under the 2016 Plan or the Prior Plan; (iii) any shares repurchased by us on the open market with the proceeds of the exercise, strike or purchase price of a stock award granted under the 2016 Plan or the Prior Plan; and (iv) in the event that a stock appreciation right granted under the 2016 Plan or the Prior Plan is settled in shares, the gross number of shares subject to such award.

Eligibility

All of our (including our affiliates’) employees, non-employee directors and consultants are eligible to participate in the 2016 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2016 Plan only to our (including our affiliates’) employees.

As of April 21, 2016, we (including our affiliates) had approximately 1,032 employees, four non-employee directors and 22 consultants.

Section 162(m) Limits

Under the 2016 Plan, subject to adjustment for certain changes in our capitalization, no participant will be eligible to be granted during any calendar year more than: (i) a maximum of 2,000,000 shares of our common stock subject to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of our common stock on the date of grant; (ii) a maximum of 2,000,000 shares of our common stock subject to performance stock awards; and (iii) a maximum of $5,000,000 subject to performance cash awards. These limits are designed to allow us to grant awards that are intended to be exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.

Non-Employee Director Compensation Limit

The aggregate value of all compensation granted or paid to any individual for service as a non-employee director of our Board with respect to any period commencing on the date of our annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of our annual meeting of stockholders for the next subsequent year, including awards granted under the 2016 Plan and cash fees paid by us to such non-employee director, will not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected to our Board during such period, $900,000 in total value, in each case calculating the value of any awards based on the grant date fair value of such awards for financial reporting purposes. Our Board may make an exception to the applicable limit for any non-employee director in extraordinary circumstances, as our Board may determine in its discretion, provided that any non-employee director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation.

Administration

The 2016 Plan will be administered by our Board, which may in turn delegate authority to administer the 2016 Plan to a committee. Our Board has delegated concurrent authority to administer the 2016 Plan to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. Our Board and Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 4.

Subject to the terms of the 2016 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common subject to or the cash value of awards, and the terms and conditions of awards granted under the 2016 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the 2016 Plan.

The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the 2016 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.

Stock Options

Stock options may be granted under the 2016 Plan pursuant to stock option agreements. The 2016 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

The exercise price of a stock option granted under the 2016 Plan may not be less than 100% of the fair market value of our common stock on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2016 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 4 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the 2016 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2016 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the 2016 Plan may vest and become exercisable in cumulative increments, as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2016 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the 2016 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2016 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of our common stock on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2016 Plan is 7,200,000 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2016 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of our common stock on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2016 Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the 2016 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2016 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The 2016 Plan allows us to grant performance stock and cash awards, including such awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.

A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Compensation Committee, except that the Plan Administrator also may make any such determinations to the extent that the award is not intended to qualify as performance-based compensation under Section 162(m) of the Code. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Compensation Committee, except that the Plan Administrator also may make any such determinations to the extent that the award is not intended to qualify as performance-based compensation under Section 162(m) of the Code. The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.

In granting a performance stock or cash award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, our Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code (no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the performance goals remains substantially uncertain), our Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the 2016 Plan and described below. As soon as administratively practicable following the end of the performance period, our Compensation Committee will certify in writing whether the performance goals have been satisfied.

Performance goals under the 2016 Plan will be based on any one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; and (xxviii) to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, other measures of performance selected by the Plan Administrator.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Our Compensation Committee (or, to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator) is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows; provided, however, that to the extent that an award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any such adjustment may be made only if such adjustment is objectively determinable and specified in the award agreement at the time the award is granted or in such other document setting forth the performance goals for the award at the time the performance goals are established: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; and (vi) to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to make other appropriate adjustments selected by the Plan Administrator.

In addition, our Compensation Committee (or, to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator) retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the 2016 Plan. Subject to the terms of the 2016 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2016 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any participant pursuant to Section 162(m) limits; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transaction

In the event of a corporate transaction (as defined in the 2016 Plan and described below), the Plan Administrator will take one or more of the following actions with respect to stock awards, contingent upon the closing or consummation of the corporate transaction, unless otherwise provided in the instrument evidencing the stock award, in any other written agreement between us or one of our affiliates and the participant or in our director compensation policy, or unless otherwise provided by the Plan Administrator at the time of grant of the stock award:

•

arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the stock award or to substitute a similar stock award for the stock award (including an award to acquire the same consideration paid to our stockholders pursuant to the corporate transaction);

•

arrange for the assignment of any reacquisition or repurchase rights held by us in respect of our common stock issued pursuant to the stock award to the surviving or acquiring corporation (or its parent company);

•

accelerate the vesting (and, if applicable, the exercisability) of the stock award to a date prior to the effective time of the corporate transaction as determined by the Plan Administrator (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective date of the corporate transaction), with the stock award terminating if not exercised (if applicable) at or prior to the effective time of the corporate transaction; provided, however, that the Plan Administrator may require participants to complete and deliver to us a notice of exercise before the effective date of a corporate transaction, which is contingent upon the effectiveness of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the stock award;

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration, if any, as the Plan Administrator may consider appropriate; and

•

make a payment, in such form as may be determined by the Plan Administrator equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the corporate transaction, over (ii) any exercise price payable in connection with such exercise.

The Plan Administrator is not required to take the same action with respect to all stock awards or portions of stock awards or with respect to all participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the 2016 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 90% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

In the event of a change in control (as defined in the 2016 Plan and described below), the Plan Administrator will have the discretion to take any one or more of the actions described above under “Corporate Transaction” with respect to stock awards, contingent upon the closing or consummation of the change in control. A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the participant’s stock award agreement, in any other written agreement with us or one of our affiliates or in our director compensation policy, but in the absence of such provision, no such acceleration will occur.

For purposes of the 2016 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) our stockholders or our Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation; (iv) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or (v) a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.

Plan Amendments and Termination

The Plan Administrator will have the authority to amend or terminate the 2016 Plan at any time. However, except as otherwise provided in the 2016 Plan or an award agreement, no amendment or termination of the 2016 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.

We will obtain stockholder approval of any amendment to the 2016 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the 2016 Plan after the tenth anniversary of the date the 2016 Plan was adopted by our Board.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2016 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2016 Plan. The 2016 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The 2016 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

NEW PLAN BENEFITS

2016 Equity Incentive Plan
Name and position	Dollar value
Syed B. Ali President and Chief Executive Officer	(1)

Arthur D. Chadwick Vice President of Finance and Administration, Chief Financial Officer	(1)

Anil K. Jain Corporate Vice President, IC Engineering	(1)

Vincent P. Pangrazio Senior Vice President, General Counsel and Secretary	(1)

All current executive officers as a group	(1)
All current directors who are not executive officers as a group	$1,000,000 per annual meeting period(2)
All employees, including all current officers who are not executive officers, as a group	(1)

(1)	Awards granted under the 2016 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2016 Plan, and our Board and our Compensation Committee have not granted any awards under the 2016 Plan subject to stockholder approval of this Proposal 4. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2016 Plan, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2015 if the 2016 Plan had been in effect, are not determinable.
(2)	Awards granted under the 2016 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2016 Plan. However, pursuant to our compensation policy for non-employee directors, each of our current non-employee directors is eligible to receive a restricted stock unit award on the date of each of our annual meetings of stockholders, provided that such individual will be continuing as a non-employee director following the date of such annual meeting. The number of shares of our common stock subject to each such award will have an aggregate fair market value of $250,000 on the date of grant and, therefore, is not determinable at this time. On and after the date of the annual meeting, any such awards will be granted under the 2016 Plan if this Proposal 4 is approved by our stockholders. For additional information regarding our compensation policy for non-employee directors, see the “Director Compensation” section below.

Required Vote and Board of Directors Recommendation

Approval of this Proposal 4 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on this Proposal 4 and will have the same effect as an “Against” vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Cavium’s common stock as of April 8, 2016 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table (referred to in this proxy statement as our “named executive officers”); (iii) all executive officers and directors of Cavium as a group; and (iv) all those known by Cavium to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
BlackRock, Inc.(2)	3,408,638	5.95%
FMR LLC(3)	7,591,286	13.24
Standard Life Investments Ltd.(4)	3,195,333	5.57
The Vanguard Group(5)	3,725,874	6.50
Syed B. Ali(6)	2,125,941	3.67
Arthur D. Chadwick(7)	125,336	*
Anil K. Jain(8)	58,479	*
Vincent P. Pangrazio(9)	84,937	*
Sanjay Mehrotra(10)	115,750	*
Madhav V. Rajan(11)	44,041	*
C.N. Reddy(12)	86,156	*
Anthony Thornley(13)	57,250	*
All executive officers and directors as a group (8 persons)(14)	2,697,890	4.63%

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors, principal stockholders and Schedules 13G filed with the SEC on or prior to February 16, 2016. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Cavium believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 57,335,147 shares outstanding on April 8, 2016, adjusted as required by rules promulgated by the SEC. The information provided in the Schedules 13G report beneficial ownership as of December 31, 2015 and so change of beneficial ownership, if any, between that date and April 8, 2016 is not reflected in the table.
(2)	BlackRock, Inc. as the parent holding company or control person of a number of BlackRock entities has the sole power to vote 3,289,310 shares and the sole power to dispose of all of these shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.
(3)	FMR LLC has sole power to vote or direct the vote of 2,263,899 shares and the sole power to dispose of or to direct the disposition of all of these shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(4)	Standard Life Investments Ltd. has sole power to vote or direct the vote and the sole power to dispose of or to direct the disposition of all of these shares. The address for Standard Life Investments Ltd. is One George Street, Edinburgh EH2 2LL, United Kingdom.
(5)	The Vanguard Group has sole power to vote or direct the vote of 121,692 shares and the sole power to dispose of or to direct the disposition of 3,604,482 shares. The Vanguard Group has shared power to vote or direct the vote of 3,000 shares and shared power to dispose of or direct the disposition of 121,392 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(6)	Includes 535,977 shares that Mr. Ali has a right to acquire within 60 days of April 8, 2016 pursuant to outstanding options.
(7)	Includes 86,218 shares that Mr. Chadwick has a right to acquire within 60 days of April 8, 2016 pursuant to outstanding options.

(8)	Includes 22,069 shares that Mr. Jain has a right to acquire within 60 days of April 8, 2016 pursuant to outstanding options.
(9)	Includes 76,534 shares that Mr. Pangrazio has a right to acquire within 60 days of April 8, 2016 pursuant to outstanding options and the vesting of restricted stock unit awards.
(10)	Includes 107,250 shares that Mr. Mehrotra has a right to acquire within 60 days of April 8, 2016 pursuant to outstanding options and the vesting of restricted stock unit awards.
(11)	Includes 33,541 shares that Mr. Rajan has a right to acquire within 60 days of April 8, 2016 pursuant to outstanding options and the vesting of restricted stock unit awards.
(12)	Includes (a) 19,199 shares held through a family trust, (b) 1,207 shares owned indirectly by Mr. Reddy through multiple partnerships, and (c) 57,250 shares that Mr. Reddy has a right to acquire within 60 days of April 8, 2016 pursuant to outstanding options and the vesting of restricted stock unit awards. C.N. Reddy, who is one of our directors, is one of the general partners of Solar Venture Partners, LP, one of the general partners of Scenic Investments, L.P. and the general partner of Scenic Capital and may be deemed to share voting and investment power over the shares held by these partnerships. Mr. Reddy disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them.
(13)	Includes 57,250 shares that Mr. Thornley has a right to acquire within 60 days of April 8, 2016 pursuant to outstanding options and the vesting of restricted stock unit awards.
(14)	Includes an aggregate of 976,089 shares that our directors and executive officers have a right to acquire within 60 days of April 8, 2016 pursuant to outstanding options and the vesting of restricted stock unit awards.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Cavium’s directors and executive officers, and persons who own more than ten percent of a registered class of Cavium’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Cavium. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Cavium with copies of all Section 16(a) forms they file.

To Cavium’s knowledge, based solely on a review of the copies of the reports furnished to Cavium and written representations that no other reports were required, during the fiscal year ended December 31, 2015, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of Cavium’s equity compensation plans in effect as of December 31, 2015:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column)
Equity compensation plans approved by security holders:
2001 Stock Incentive Plan(1)	376,584		$3.24	—
2007 Equity Incentive Plan(2)	3,845,483	(3)	$12.74	10,106,853
Equity compensation plans not approved by security holders	—		—	—

TOTAL:	4,222,067			10,106,853

(1)	In February 2001, we adopted the 2001 Stock Incentive Plan, or 2001 Plan. A total of 10,258,479 shares of common stock are reserved for issuance under the 2001 Plan. As a result of our initial public offering and the adoption of the 2007 Equity Incentive Plan, Cavium no longer grants awards under the 2001 Plan; however, all outstanding options issued pursuant to the 2001 Plan continue to be governed by their existing terms.
(2)	In February 2007, we adopted the 2007 Equity Incentive Plan, or 2007 Plan, which became effective in May 2007 in connection with our initial public offering. A total of 5,000,000 shares of common stock were initially authorized for issuance under the 2007 Incentive Plan. Our Board of Directors may increase the share reserve as of each January 1, from January 1, 2008 through January 1, 2017 (each such day a “Calculation Date”), by an amount determined by our Board of Directors; provided, however that the increase for any year may not exceed the lesser of (a) 5% of the total number of shares of our common stock outstanding on the Calculation Date or (b) 5,000,000 shares.
(3)	Consists of 2,194,068 shares granted as restricted stock unit awards and options to purchase 1,651,415 shares.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation philosophy and programs, compensation decisions made under those programs and the factors considered in making those decisions for our “named executive officers,” who, for 2015, were:

•	Syed Ali, our President, Chief Executive Officer and Chairman of the Board;

•	Arthur D. Chadwick, our Vice President of Finance and Administration and Chief Financial Officer;

•	Anil Jain, our Corporate Vice President, IC Engineering; and

•	Vincent P. Pangrazio, our Senior Vice President, General Counsel and Secretary

Executive Summary

2015 Corporate Performance Highlights

The highlights of our corporate performance for fiscal 2015 include:

•	achieved fiscal 2015 net revenue of $413 million, a 10% increase over fiscal 2014 net revenue;

•

acquired Xpliant, Inc. which provided us a high performance, high density switch silicon that targets a broad range of switching applications for the data center, cloud service provider and enterprise markets;

•	introduced OCTEON Fusion-M™, a family of single chip solutions for next generation macrocell base stations and smart radio heads;

•	introduced LiquidSecurity®, a high performance hardware based transaction security solution for cloud data centers, enterprise, government organizations and ecommerce applications;

•

availability of multiple server platforms with ThunderX®, a family of 64-bit ARMv8 processors incorporated into a highly differentiated SoC architecture optimized for cloud and datacenter applications;

•	introduced mid-range families of OCTEON® III, our multi-core MIPS64 processor family; and

•	introduced Nitrox® V, a processor family for security in the enterprise and virtualized cloud data centers.

Our financial and operational success has translated into short and long-term stock price growth for the benefit of our stockholders.

For purposes of the graphs above, “TSR” means total stockholder return and “CAGR” means compound annual growth rate.

2015 Compensation Program Highlights

The highlights of our compensation program for 2015 include:

•	no change to base salaries;

•	long term equity incentive awards with a mix of options, restricted stock unit awards, or RSUs, and performance restricted stock unit awards, or PRSUs;

•	significant increase in the amount of PRSUs as a percentage of total annual equity awards for our CEO from approximately 20% to approximately 60% on a target grant date fair value basis;

•	use of objective performance metrics for PRSUs such as GAAP revenue growth and stock price growth;

•	tied a portion our CEO’s equity compensation directly to rigorous stock price increases of 25% and 50% above grant date stock price within a defined time period;

•	multi-year performance-based revenue metric PRSU for our CEO;

•	increased the total vesting period for the PRSUs granted to our CEO tied to one-year revenue growth goals (if earned) from one-year to three-years; and

•	provided that the total vesting period for the other PRSUs granted to our CEO (if earned) is three to four years from grant date.

The graphics below illustrate the components of the total compensation of the Chief Executive Officer and average other named executive officers for 2015.

Key Features of Our Executive Compensation Program

WHAT WE DO

✓	We tie pay to performance by providing a significant amount of compensation that is at risk and aligned with stockholder interests.

✓	We provide modest executive fixed cash compensation and have not raised salaries since March 2013.

✓	We issue PRSUs to our named executive officers and significantly increased the weight of PRSUs as a percent of the total equity grant to our CEO in 2015 and 2016.

✓	We use objective corporate and stock price-based performance criteria as the metrics for vesting of our PRSUs.

✓	We align pay and performance by selecting performance criteria that are intended to create stockholder value.

✓	We have rigorous stock ownership guidelines for our executive officers and board of directors.

✓	We set maximum payout amounts for our PRSUs that are aligned with competitive market practices.

✓	Our Compensation Committee selects and retains an independent compensation consultant.

✓	Our Compensation Committee reviews external market data when making compensation decisions and annually reviews our peer group with its independent compensation consultant.

✓	Our Compensation Committee is comprised solely of independent directors.

✓	We have “at-will” employment agreements with our named executive officers.

✓	We schedule and price equity grants to promote transparency and consistency.

WHAT WE DON’T DO

×	We do not provide excessive perquisites.

×	We do not allow hedging or pledging of Cavium stock.

×	We do not provide our named executive officers with guaranteed annual salary increases, bonuses or equity rights.

×	We do not maintain compensation programs that we believe create risks reasonably likely to have a material adverse impact on Cavium.

×	We do not have a supplemental executive retirement plan that provides pension or other benefits to our named executive officers.

×	We do not have excise tax gross-ups for change-in-control severance benefits.

×	We do not have “single trigger” severance rights payable solely upon a change of control event.

×	We do not reprice underwater awards and do not provide discount stock options or stock appreciation rights.

Compensation Philosophy

The primary objectives of the Compensation Committee and our Board of Directors with respect to executive compensation are to attract, motivate and retain the best possible executive talent, to align executives’ incentives with stockholder value creation, to tie annual and long-term stock incentives to achievement of measurable corporate and individual performance, to be affordable within the context of our operating expense model, to be fairly and equitably administered, and to reflect our values. Our Compensation Committee designs our executive compensation program to be competitive with comparable public companies.

As we administer our compensation programs, we work to:

•	evolve and modify our programs to reflect the competitive environment, our changing business needs, and stockholder feedback;

•	focus on simplicity wherever possible; and

•	openly communicate the details of our programs with our employees and managers to ensure that our programs and their goals are understood.

Realizable Pay for 2015

Because our Compensation Committee aims to align executives’ incentives with stockholder value creation, the substantial majority of our named executive officers’ compensation is composed of equity awards, whose value is significantly impacted by both stock-based performance and Company financial performance. There is no assurance that the grant date fair values reported in the Summary Compensation Table for these equity awards will be reflective of their actual economic value or that comparable amounts will ever be realized by our named executive officers. For example, the PRSUs granted to the named executive officers in 2015 that were scheduled to vest in January 2016 based on achievement of revenue targets were not earned as to any shares and were forfeited.

The chart below compares 2015 compensation paid to Syed Ali, our Chief Executive Officer, as reported in the Summary Compensation Table of this proxy statement to the value of the pay realizable by Mr. Ali as of fiscal year end 2015. For the chart below, 2015 realizable compensation represents: (1) total compensation, as determined under applicable SEC rules and reported in the Summary Compensation Table, minus (2) the aggregate grant date fair value of all equity awards (as reflected in the Stock Awards and Option Awards columns), plus (3) the actual intrinsic value of the equity awards granted to Mr. Ali in 2015 (for RSUs this reflects the number of shares multiplied by our closing stock price on December 31, 2015 and for stock options this reflects the spread between our closing stock price on December 31, 2015 and the exercise price of such options multiplied by the number of shares). The value for realizable compensation for the PRSUs granted to Mr. Ali in 2015 is zero in the chart below because the PRSUs that could have been earned as of fiscal year end 2015 were forfeited and the other PRSUs granted to Mr. Ali in 2015 were not yet earned in 2015.

2015 CEO Total Compensation—Summary Compensation Table versus Realizable Total Compensation

Compensation Process

Compensation Committee and Board of Directors. Historically, the Compensation Committee has determined annual compensation and granted annual equity awards at one or more meetings held during the first quarter of the year. However, at various meetings throughout the year, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of Cavium’s compensation strategy, potential modifications to that strategy and new market and trends, plans or approaches to compensation in Cavium’s industry and the broader market environment.

Role of Executive Officers. The Compensation Committee meets regularly in executive session, or as a part of the regular meetings of our Board of Directors. Our Chief Executive Officer, Chief Financial Officer and legal department work together to design and develop compensation programs for our Compensation Committee’s consideration, recommend changes to existing compensation programs, recommend performance targets to be achieved under those programs, and ultimately to implement the decisions of the Compensation Committee.

These individuals also provide information to our independent compensation consultant so that it can perform its duties for the Compensation Committee.

At the beginning of each year our Chief Executive Officer provides recommendations to the Compensation Committee on the compensation levels of the other named executive officers, as well as his review of each other named executive officer’s performance and contributions during the previous year. When appropriate, our Chief Executive Officer, Chief Financial Officer and General Counsel attend portions of the Compensation Committee meetings to provide information and answer questions. No named executive officer was present or voted in the final determinations regarding the structure or amount of any component of his compensation package.

Compensation Consultant. The Compensation Committee continued to use Compensia, Inc., a national compensation consulting firm, to serve as its independent advisor for fiscal 2015. Our Compensation Committee originally retained Compensia in 2008. Compensia advises the Compensation Committee with respect to trends in executive and Board compensation, compensation peer group selection, analysis of survey data, the determination and design of compensation plans and arrangements, the assessment of competitive executive and Board pay levels and mix, setting compensation levels and reviewing proxy disclosures such as the Compensation Disclosure and Analysis section. As part of its engagement, Compensia conducted executive compensation assessments to be used in connection with fiscal 2015 compensation actions. The Compensation Committee may replace Compensia or hire additional advisors at any time. Compensia did not provide any other services to us and received no compensation other than with respect to the services described above.

Based on the consideration of the various factors as set forth in the rules of the SEC and the listing standards of the NASDAQ Stock Market, the Compensation Committee has determined that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee has not raised any conflict of interest.

Considerations in Setting Executive Compensation

Our Compensation Committee is responsible for making final decisions on compensation for our executive officers. For all executive officers, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, one or more of the following: (i) materials such as financial reports and projections, (ii) operational data, (iii) tax and accounting information, (iv) executive and director stock ownership information, (v) Cavium stock performance data, (vi) analyses of historical Cavium executive compensation levels and current company-wide compensation levels, (vii) trends in compensation paid to similarly situated executives at our peer companies, (viii) an executive officer’s past performance and expected contribution to future results, (ix) our Chief Executive Officer’s recommendations based on his direct knowledge of each executive officer’s performance and contributions during the previous year as well as expected contributions in the coming year, and (x) recommendations of a compensation consultant.

The Compensation Committee has not established any formal policies or guidelines for allocating compensation between current and long-term incentive compensation, or between cash and non-cash compensation; however, in general the Compensation Committee emphasizes equity compensation over cash compensation to promote long-term strategy, growth and alignment with stockholders. In determining the amount and mix of compensation elements and whether each element provides the correct incentives and rewards for performance consistent with our short and long-term goals and objectives, the Compensation Committee relies on its judgment about each individual rather than adopting a formulaic approach to compensatory decisions.

In connection with evaluating the executive compensation for 2015, the Compensation Committee engaged Compensia in October 2014 to prepare analysis regarding executive compensation. To learn more about overall market conditions, in December 2014 the Compensation Committee reviewed market data compiled by Compensia regarding a peer group of companies for fiscal year 2015 which are companies that (i) we generally think we compete with for executive talent, (ii) have an established business, market presence, and complexity similar to us, and (iii) are of similar size to us as measured by revenue and market capitalizations. Among our peer group for fiscal year 2015, we were at the 28th percentile with respect to revenue and at approximately the 66th percentile with respect to market capitalization in October 2014. Our peer group for fiscal year 2015 generally remained the same as it was for fiscal year 2014, except that (i) Applied Micro Circuits Corporation was removed because we no longer considered them to be of similar size to us, (ii) Entropic Communications, Inc. was removed because they were seeking strategic alternatives and in February 2015 were acquired by MaxLinear, Inc., and (iii) Cognex Corporation, Guidewire Software, Inc., Integrated Device Technology, Inc. and InvenSense, Inc. were added because we consider them to be of similar size, value and complexity and we compete with them for executive talent. Therefore, our peer group for making compensation decisions in February 2015 consisted of the following companies:

• Aruba Networks, Inc.	• InterDigital, Inc.	• Riverbed Technology, Inc.

• Cirrus Logic, Inc.	• InvenSense, Inc.	• Ruckus Wireless, Inc.

• Cognex Corporation	• Monolithic Power Systems, Inc.	• Semtech Corporation

• Guidewire Software, Inc.	• Palo Alto Networks, Inc.	• Silicon Laboratories Inc.

• Hittite Microwave Corporation	• PMC-Sierra, Inc.	• Tessera Technologies, Inc.

• Integrated Device Technology, Inc.	• Power Integrations, Inc.	• Ubiquiti Networks, Inc.

Cavium’s first advisory vote on the compensation of its named executive officers occurred at the annual meeting of stockholders held in June 2011. In 2011, 2012, and 2013 over 95% of the shares that were voted, counting abstentions as “against” votes, approved our say-on-pay proposals and the compensation paid to our named executive officers. At our 2014 annual meeting of stockholders, approximately 63% of the shares that were voted were cast in favor of our advisory vote on named executive officer compensation, or our say-on-pay vote. The 2014 say-on-pay vote was taken very seriously by Cavium, including our Board of Directors and our Compensation Committee. In 2014 we significantly increased our efforts to obtain feedback from our stockholders, and based on their feedback we increased the amount of performance based compensation for our CEO in 2015 and 2016.

In 2015, 98.9% of the shares that were voted, counting abstentions as “against” votes, approved our say-on-pay proposal and the compensation paid to our named executive officers.

The Compensation Committee considers the results of the advisory say-on-pay votes on the compensation of the named executive officers in determining the executive compensation program and the Compensation Committee took stockholder feedback and views into account in its decisions with respect to the 2015 compensation program. See Compensation Components—Long-Term Incentive Program—2015 Equity Compensation for details regarding the PRSUs granted in February 2015.

Our Board of Directors and the Compensation Committee value the opinions of our stockholders. In addition to the annual say-on-pay vote, we are committed to ongoing engagement with our stockholders.

Compensation Components

As discussed below, our executive compensation program consists of the following principal components: annual base salary and long term equity incentives (granted in the form of stock options, RSUs, PRSUs, or a combination of awards).

Base Salary. Base salaries are the fixed portion of executive compensation to compensate executive officers for day-to-day job duties and retain executive officers. Generally, we believe that executive base salaries should be in the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with our compensation philosophy, which emphasizes long-term compensation. Base salaries are reviewed by our Compensation Committee annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, experience, internal pay equity, our compensation budget, overall compensation of the executive officer, and cost of living adjustments, as appropriate. The Compensation Committee neither bases its consideration on any single factor nor does it specifically assign relative weights to factors, but rather considers a number of factors.

The Compensation Committee performed an annual review of the named executive officer salaries for 2015 in October 2014. The Compensation Committee reviewed certain factors described above and the analysis provided by Compensia which indicated that the base salaries of the named executive officers were on average at or below the 35th percentile of the peer group. As a result of its review and its desire to continue to emphasize equity compensation, the Compensation Committee determined that no adjustments would be made to the base salaries of the named executive officers for fiscal 2015.

Long-Term Incentive Program. We believe that equity compensation is an essential element of our executive compensation program and therefore equity compensation is a significant portion of the total compensation for each named executive officer. Equity compensation aligns the interests of our executive officers with the interests of stockholders, and focuses our executive officers on long-term performance and stockholder return through an ownership culture. In addition, equity compensation is crucial in attracting and retaining executive officers.

In the past few years we have granted a mix of stock options and RSUs. In February 2014 and 2015, the Compensation Committee also granted PRSUs to the named executive officers which could only be earned contingent upon our achievement of rigorous revenue growth and stock price targets. Stock options motivate long-term value creation as our stock price must increase and the executive officer must stay with Cavium through the vesting dates for stock options to have meaningful value. RSUs serve as a meaningful retention tool even in periods of volatile stock prices, which we believe is necessary to retain our executive officers and to be competitive with compensation packages offered by comparable companies. PRSUs with rigorous revenue growth and stock price targets directly align the executive officer compensation and company performance.

Our Compensation Committee does not apply a formula in allocating equity compensation to named executive officers as a group or to any particular named executive officer. Instead, our Compensation Committee exercises its judgment and discretion and considers, among other things, the factors discussed above in Considerations in Setting Executive Compensation as well as the cash compensation received by the named executive officer and the total equity compensation to be granted to all employees during the year. Our Compensation Committee also considers each named executive officer’s unvested equity compensation, as we believe the vesting of stock options, RSUs and PRSUs over time is important to the future performance of our named executive officers and Cavium.

In the past, our practice has been to review structure and amount of potential equity awards to our named executive officers in the beginning of the fiscal year. Our Compensation Committee does not time the grant of our equity awards with any favorable or unfavorable news released by us and the proximity of the grant of any awards to an earnings announcement or other market event is coincidental. The exercise price of options is set at the closing price of our common stock on the date of grant.

2015 Equity Compensation

The Compensation Committee performed an annual review of the named executive officer equity compensation for 2015 in October 2014. The Compensation Committee reviewed the analysis provided by Compensia that indicated that the grant date fair value of Cavium’s equity compensation for its named executive officers was generally at or above the 75th percentile as compared to the peer group companies, as well as the factors discussed above. Our market capitalization at the time of this assessment relative to our peer group approximated the peer 66th percentile. The Compensation Committee recognizes that the equity compensation for the named executive officers is at a significant level relative to our peers, but has determined that it is appropriate given the low cash compensation for our named executive officers relative to our peers as well as the Compensation Committee’s objective of having equity compensation comprise a significant portion of total compensation in order to align interests of the named executive officers with stockholders and focus the named executive officers on long-term performance and stockholder returns.

In February 2015, the Compensation Committee granted equity awards in the form of stock options, RSUs and PRSUs to Messrs. Ali, Chadwick, Jain and Pangrazio in the share amounts set forth in the following table:

	Stock Options	RSUs	PRSUs (Target)
Syed B. Ali	32,466	19,885	39,257
Arthur D. Chadwick	7,636	15,272	3,818
Anil Jain	6,682	13,363	3,341
Vincent P. Pangrazio	5,250	10,500	2,625

In February 2015 the Compensation Committee granted PRSUs to each of Messrs. Ali, Chadwick, Jain and Pangrazio that could only be earned upon our achievement of certain GAAP revenue growth levels for 2015. The Compensation Committee believes that PRSUs with revenue growth targets further link executive compensation with the interests of stockholders. In addition, for the 2015 PRSUs, the threshold target had to be achieved before any PRSUs would be earned and the number of shares possibly earned was capped at the maximum target amount of shares. The Compensation Committee believes that revenue growth is a key driver of short- and long-term value creation for our stockholders. In addition, using GAAP revenue growth targets for the PRSUs helps to simplify the plan design and provide greater clarity to participants and stockholders.

For the 2015 PRSUs with revenue growth targets the Compensation Committee set the revenue targets at the time of grant. In setting the threshold, target and maximum revenue targets the Compensation Committee considered our then-current annual operating plan for fiscal year 2015 as well as our industry at the time and set the revenue target to promote strong growth and increased market share in light of expected industry trends and expected revenue growth of our peers. At the time of grant based on historical information available at such time, the revenue growth goal for achieving a minimum payout on these PRSUs was above our peer median one-year revenue growth rate while our revenue growth goal for achieving a target payout on these PRSUs approximated our peer 65th percentile one-year revenue growth rate. If earned, and upon certification of achievement by the Compensation Committee, for Messrs. Chadwick, Jain and Pangrazio all of the shares subject to the PRSU would vest on January 31, 2016. For the one year revenue growth PRSU granted to Mr. Ali, if earned and upon certification of achievement by the Compensation Committee, the shares would vest over three years.

The 2015 PRSU one year revenue threshold target was not achieved, therefore the 2015 PRSUs with one year revenue targets did not vest as to any shares and were forfeited.

2015 PRSUs with One Year Revenue Targets

Named Executive Officers	Threshold Shares (Payout = 40% of Target)	Target Shares	Maximum Shares (Payout = 160% of Target)	Actual Number of Shares Earned
	At or Exceed 15% GAAP Revenue Growth over 2014 GAAP Revenue	At or Exceed 20% GAAP Revenue Growth over 2014 GAAP Revenue	At or Exceed 25% GAAP Revenue Growth over 2014 GAAP Revenue
Syed B. Ali	4,772	11,931	19,090	0
Arthur D. Chadwick	1,527	3,818	6,109	0
Anil Jain	1,336	3,341	5,345	0
Vincent P. Pangrazio	1,050	2,625	4,200	0

In February 2015 the Compensation Committee also granted Mr. Ali a PRSU that could be earned based on achievement of a two-year revenue growth target. The Compensation Committee set the revenue target at the time of grant after considering the factors discussed above. If earned, and upon certification of achievement by the Compensation Committee, the shares subject to the PRSU would vest over two years.

In February 2015 the Compensation Committee also granted Mr. Ali a third PRSU that could be earned in equal 50% tranches upon the sustained achievement of target stock prices set at 25% and 50% above our grant date stock price. The Compensation Committee believes that PRSUs with stock price growth targets further tie Mr. Ali’s compensation with stockholder interests and value creation. The target for this PRSU is if the Company’s closing stock price on the Nasdaq Stock Market is at or above $78.58 for any 30-day average within four years from the date of grant. An additional 15,395 shares will be earned if the Company’s closing stock price on the Nasdaq Stock Market is at or above $94.29 for any 30-day average within four years from the date of grant. If earned, the shares subject to the PRSU would vest over a four year period from the date of grant, subject to Mr. Ali’s continued service through such date.

2015 PRSUs granted to Mr. Ali

Target Shares	Target Measurement	Percent of Total 2015 Equity Compensation Granted to Mr. Ali*	Amount Earned in 2015
11,931	2015 GAAP Revenue Growth over 2014 GAAP Revenue	15.0%	0

11,931	2016 GAAP Revenue Growth over 2014 GAAP Revenue	15.0%	Not Yet Determined

15,395	Stock Price Achievement over 30-day average within four years of grant date	29.9%	0

*	Presented on a target grant date fair value basis.

2016 Equity Compensation

The Compensation Committee considered the stockholder feedback we received in 2014 and the 2015 say-on-pay vote of the stockholders in making compensation decisions for the named executive officers in February 2016. The Compensation Committee did not increase the salaries of the named executive officers for 2016. In addition, to maintain a rigorous performance-based long-term incentive program for our Chief Executive Officer, the Compensation Committee granted Mr. Ali two PRSUs: (i) the first PRSU has a one-year revenue growth target tied to our performance in fiscal year 2016 and if earned, and upon certification of achievement by the Compensation Committee, all of the shares subject to the PRSU would vest on January 31, 2017, and (ii) the second PRSU may be earned after three years based on the achievement of Cavium TSR relative to the Philadelphia Semiconductor Index TSR. The PRSUs granted to Mr. Ali in February 2016 accounted for more than 50% of Mr. Ali’s total 2016 annual equity awards on a target grant date fair value basis.

The PRSUs that the Compensation Committee granted to Messrs. Chadwick, Jain and Pangrazio in February 2016 can only be earned based upon achievement of a one-year revenue growth target. If earned, and upon certification of achievement by the Compensation Committee, all of the shares subject to the PRSU would vest on January 31, 2017.

Other Compensation Practices

Stock ownership guidelines. In 2015 we established stock ownership guidelines for our executive officers and directors to better align our executive officers’ and directors’ interests with our stockholders’ interests by promoting share ownership. The ownership guidelines are based on a multiple of annual base salary or annual cash retainer. The required ownership levels under our stock ownership guidelines are as follows:

Position	Ownership Requirement
Chief Executive Officer	3x Annual Cash Salary
Other Executive Officers	1x Annual Cash Salary
Non-Employee Director	5x Annual Cash Retainer

For purposes of determining ownership under these guidelines we include shares of common stock actually owned and vested deferred stock units as well as the net exercise or “spread” value of vested stock options, however, unvested RSUs, PRSUs or stock options are not included. Directors and executive officers are required to meet these guidelines within three years of becoming a director or executive officer. As of December 31, 2015, all of the named executive officers and directors met the stock ownership guidelines.

Prohibition against pledging and hedging. We prohibit our executive officers, directors and other insiders from pledging Cavium stock and any type of hedging transaction involving Cavium stock without prior approval from our Nominating and Corporate Governance Committee.

No perquisites. Our executive officers do not receive any perquisites or personal benefits that are not available to all Cavium employees on the same terms and conditions.

Broad based benefits. All of our full-time employees in the United States, including our named executive officers, may participate in our health programs, which include medical, dental and vision care coverage, and our 401(k) and life insurance programs.

Compensation Policies and Practices as They Relate to Risk Management

Our Compensation Committee has reviewed our compensation programs for our employees and believes that our compensation programs are structured in a manner that does not create risks that are reasonably likely to have a material adverse effect on Cavium. The Compensation Committee considered, among other factors, the allocation of compensation among base salary and long term equity, our performance targets, and our executive stock ownership guidelines.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, or the Code, limits our deduction for federal income tax purposes to not more than $1.0 million of compensation paid to certain executive officers in a calendar year. Compensation above $1.0 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

If approved by the stockholders at the 2016 Annual Meeting of Stockholders, the 2016 Plan as set forth in Proposal 4 would permit the award of deductible compensation under Section 162(m) of the Internal Revenue Code if the requirements of Section 162(m) are satisfied, however the Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision. While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the Compensation Committee retains the discretion to approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible. The Compensation Committee has not established a policy for determining which forms of incentive compensation awarded to our executive officers shall be designed to qualify as “performance-based compensation.”

We account for stock-based awards to our employees under the rules of FASB ASC Topic 718, which requires us to record the compensation expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2015, 2014, and 2013 compensation awarded to, paid to or earned by Cavium’s named executive officers:

SUMMARY COMPENSATION TABLE FOR FISCAL 2015

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total($)
Syed B. Ali,	2015	375,000	4,248,024	766,571	20,779	5,410,374
President and Chief Executive Officer	2014	375,000	3,593,850	1,149,720	19,513	5,138,083
	2013	368,749	2,822,250	1,529,670	18,099	4,738,768

Arthur D. Chadwick,	2015	290,769	1,199,998	180,298	20,187	1,691,252
Vice President of Finance and Administration, Chief Financial Officer	2014	300,000	1,123,551	158,087	17,025	1,598,663
	2013	295,000	827,860	336,527	15,732	1,475,119

Anil K. Jain,	2015	300,000	1,050,014	157,773	14,460	1,522,247
Corporate Vice President, IC Engineering	2014	300,000	1,123,551	158,087	12,903	1,594,541
	2013	287,500	827,860	336,527	8,664	1,460,551

Vincent P. Pangrazio	2015	285,000	825,038	123,961	19,334	1,253,333
Senior Vice President, General Counsel and Secretary	2014	285,000	853,067	93,415	18,364	1,249,846
	2013	282,499	489,190	198,857	17,147	987,693

(1)	Amounts shown in this column do not reflect dollar amounts actually received by the named executive officer. The dollar amounts in this column represent the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718 for equity granted during the fiscal years ended December 31, 2015, 2014, and 2013. For the PRSUs, the grant date fair value was calculated based on the probable outcome of the performance conditions and target number of shares, determined at the grant date. The amounts reported exclude the effect of estimated forfeitures. The fair value for the maximum number of shares available for the PRSUs was $4,635,422, $384,012, $335,987 and $264,012 for Messrs. Ali, Chadwick, Jain and Pangrazio, respectively. Stock options are valued using the Black Scholes option valuation model and the assumptions outlined in Note 8 of our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 22, 2016.
(2)	The amounts shown include matching contributions to Cavium’s 401(k) Plan, health insurance premiums paid by Cavium and premiums paid by Cavium for and imputed income from term life insurance coverage, each of which we provide to all of our employees.

GRANTS OF PLAN-BASED AWARDS

The following table shows for the fiscal year ended December 31, 2015, certain information regarding grants of plan-based awards to the named executive officers:

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2015

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold	Target	Maximum
Syed B. Ali	2/16/2015				—	32,466	62.86	766,571
	2/16/2015				19,885	—	—	1,249,972
	2/16/2015	4,722	11,931	19,090				749,983
	2/16/2015	5,966	11,931	23,862				749,983
	2/16/2015	—	15,395	30,790				1,498,088
Arthur D. Chadwick	2/16/2015				—	7,636	62.86	180,298
	2/16/2015				15,272	—	—	959,998
	2/16/2015	1,527	3,818	6,109				240,000
Anil K. Jain	2/16/2015				—	6,682	62.86	157,772
	2/16/2015				13,363	—	—	839,999
	2/16/2015	1,336	3,341	5,345				210,016
Vincent P. Pangrazio	2/16/2015				—	5,250	62.86	123,961
	2/16/2015				10,500	—	—	660,030
	2/16/2015	1,050	2,625	4,200				165,008

(1)	Represents the range of possible shares able to be earned with respect to the PRSUs granted to our named executive officers, which are described further in the section titled Compensation Discussion and Analysis above.
(2)	Represents RSUs granted to our named executive officers pursuant to Cavium’s 2007 Equity Incentive Plan, which are described further in the Outstanding Equity Awards at Fiscal Year-End table below.
(3)	Represents stock options granted to our named executive officers pursuant to Cavium’s 2007 Equity Incentive Plan, which are described further in the Outstanding Equity Awards at Fiscal Year-End table below.
(4)	Represents the grant date fair value of the stock option award, RSUs and PRSUs as determined in accordance with FASB ASC Topic 718. For the PRSUs, the grant date fair value was calculated based on the probable outcome of the performance conditions and target number of shares, determined at the grant date. The amounts reported exclude the effect of estimated forfeitures. Stock options are valued using the Black Scholes option valuation model and the assumptions outlined in Note 8 of our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 22, 2016.

401(k) Plan

We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our named executive officers are also eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code. The 401(k) plan provides that each participant may contribute up to 65% of his or her pre-tax compensation, up to the statutory limit, which was $18,000 for calendar year 2015. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2015 could be up to an additional $6,000 above the statutory limit.

Under the 401(k) plan, each participant is fully vested in all contributions. In 2013, 2014, and 2015 we made matching contributions equal to 50% of the employee contribution up to a maximum annual matching amount of $2,000. Participant contributions are held and invested by the plan’s trustee.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END.

The following table shows for the fiscal year ended December 31, 2015, certain information regarding outstanding equity awards at fiscal year-end for the named executive officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Syed B. Ali	0	(4)	32,466	62.86	2/16/2022
	36,666	(2)	43,334	37.83	2/7/2021
	68,750	(2)	31,250	37.63	3/22/2020
	119,791	(2)	5,209	35.73	2/24/2019
	125,000	(2)	0	37.22	3/10/2018
	150,000	(2)	0	24.16	1/6/2017
	300,000	(2)	0	10.32	2/6/2016
	175,000	(1)	0	3.04	3/22/2016
	175,000	(3)	0	3.04	3/22/2016
						19,885	(6)	1,306,644
						52,500	(7)	3,449,775
						37,500	(8)	2,464,125
						12,500	(9)	821,375
									11,931	(13)	783,987
									5,966	(14)	392,026
									15,395	(15)	1,011,606
Arthur D. Chadwick	0	(4)	7,636	62.86	2/16/2022
	5,041	(2)	5,959	37.83	2/7/2021
	15,125	(2)	6,875	37.63	3/22/2020
	28,750	(2)	1,250	35.73	2/24/2019
	30,000	(2)	0	37.22	3/10/2018
						15,272	(6)	1,003,524
						18,150	(7)	1,192,637
						11,000	(8)	722,810
						3,750	(9)	246,413
									3,818	(12)	250,881

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Anil K. Jain	0	(4)	6,682	62.86	2/16/2022
	2,521	(2)	5,959	37.83	2/7/2021
	5,043	(2)	6,875	37.63	3/22/2020
	6,417	(2)	1,167	35.73	2/24/2019
	1,168	(2)	0	37.22	3/10/2018
						13,363	(6)	878,083
						18,150	(7)	1,192,637
						11,000	(8)	722,810
						3,000	(9)	197,130
									3,341	(12)	219,538
Vincent P. Pangrazio	0	(4)	5,250	62.86	2/16/2022
	2,979	(2)	3,521	37.83	2/7/2021
	8,937	(2)	4,063	37.63	3/22/2020
	14,375	(2)	625	35.73	2/24/2019
	45,000	(2)	0	37.22	3/10/2018
						10,500	(6)	689,955
						5,000	(10)	328,550
						10,725	(7)	704,740
						4,063	(11)	266,980
						938	(11)	61,636
									2,625	(12)	172,489

(1)	The stock option was granted pursuant to our 2001 Equity Incentive Plan and vests as to 12.5% on the date six months from the vesting commencement date and 1/48th of the shares subject to the stock option vest monthly thereafter. The option may also be early exercised in which case it would remain subject to a repurchase right in favor of Cavium that would vest according to the schedule previously described.
(2)	The stock option was granted pursuant to our 2007 Equity Incentive Plan and vests as to 12.5% on the date six months from the vesting commencement date and 1/48th of the shares subject to the stock option vest monthly thereafter.
(3)	The stock option was granted pursuant to our 2001 Equity Incentive Plan and vests as to 20% on the one year anniversary of the vesting commencement date and 1/60th of the shares subject to the stock option vest monthly thereafter. The option may also be early exercised in which case it would remain subject to a repurchase right in favor of Cavium that would vest according the schedule previously described.
(4)	The stock option was granted pursuant to our 2007 Equity Incentive Plan and vests as to 25% on the first anniversary of the grant date and 1/48th of the shares subject to the stock option vest monthly thereafter.
(5)	Amount reflects the number of shares multiplied by the closing price of Cavium’s common stock on December 31, 2015.
(6)	The restricted stock unit award was granted pursuant to our 2007 Equity Incentive Plan and vests as to 25% on each of January 30, 2016, 2017, 2018 and 2019.

(7)	The restricted stock unit award was granted pursuant to our 2007 Equity Incentive Plan and vests as to 25% on each of January 30, 2015, 2016, 2017 and 2018.
(8)	The restricted stock unit award was granted pursuant to our 2007 Equity Incentive Plan and vests as to 25% on each of January 30, 2014, 2015, 2016 and 2017.
(9)	The restricted stock unit award was granted pursuant to our 2007 Equity Incentive Plan and vests as to 25% on each of January 30, 2013, 2014, 2015 and 2016.
(10)	The restricted stock unit award was granted pursuant to our 2007 Equity Incentive Plan and vests as to 25% on each of January 30, 2016, 2017, 2018 and 2019.
(11)	The restricted stock unit award was granted pursuant to our 2007 Equity Incentive Plan and vests as to 1/16th of the shares on the 30th day of the first month of each quarter.
(12)	These amounts represent the target number of shares that could be earned under the PRSUs. The awards shall fully vest as of January 31, 2016 if earned and upon certification of the performance condition by the Compensation Committee.
(13)	This amount represents the target number of shares that could be earned under the PRSU. The award shall fully vest as of January 31, 2016 if earned and upon certification of the performance condition by the Compensation Committee, and 1/3 of any shares which vest will be delivered on each of January 31, 2016, 2017 and 2018.
(14)	This amount represents the threshold number of shares that could be earned under the PRSU. The award shall fully vest as of January 31, 2017 if earned and upon certification of the performance condition by the Compensation Committee, and 2/3 of any shares which vest will be delivered on January 31, 2017 and 1/3 of any shares which vest will be delivered on January 31, 2018.
(15)

This amount represents the target number of shares that could be earned under the PRSU. The award shall fully vest if the Company’s stock price closes on the Nasdaq Stock Market at or above $78.58 for any 30-day average within four years of the date of grant. 1/4 of the award shall vest as of January 31, 2016 if earned and 1/4 of any shares which vest will be delivered on January 31, 2017, 2018 and 2019. If the stock price contingent criteria is achieved following any scheduled January 31st vesting date (but on or prior to February 16, 2019) then (i) no shares will vest on any scheduled January 31st vesting date prior to such achievement date, (ii) the shares which would have vested on each scheduled January 31st vesting date prior to such achievement date will vest within ten days following such achievement date, and (iii) 1/4th of the applicable amount of shares will vest on January 31st of each year thereafter (up to and including January 31, 2019).

Certain of the options and restricted stock unit awards awarded to each of our named executive officers will vest on an accelerated basis upon certain prescribed circumstances. Additional information regarding the vesting acceleration provisions applicable to equity awards granted to our named executive officers is included below under the heading “Employee Agreements and Potential Payments Upon Termination or Change in Control.”

OPTION EXERCISES AND STOCK VESTED

The following table shows for the fiscal year ended December 31, 2015, certain information regarding option exercises and stock vested during the fiscal year with respect to the named executive officers:

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Syed B. Ali	175,000	9,505,794	92,350	5,431,104
Arthur D. Chadwick	—	—	25,582	1,504,478
Anil K. Jain	39,850	879,870	24,457	1,438,317
Vincent P. Pangrazio	—	—	17,691	1,088,160

(1)	The value realized on exercise represents the difference between the exercise price per share of the stock option and the fair market value of our common stock as reported by NASDAQ on the date of exercise multiplied by the number of shares acquired on exercise. The value realized was determined without considering any taxes that may have been owed.
(2)	The value realized on vesting represents the number of shares acquired on vesting multiplied by the fair market value of our common stock as reported by NASDAQ on the date of vesting.

We do not currently maintain a qualified or non-qualified defined benefit plan, nor do we currently maintain nonqualified defined contribution plans or other deferred compensation plans.

EMPLOYEE AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following summaries set forth the employment agreements and potential payments payable to our named executive officers upon termination of employment or a change in control under their current employment agreements and our other compensation programs.

We believe that the severance benefits we provide for our named executive officers are appropriate and provide us with greater flexibility to make changes in our executive management if the changes are in the stockholders’ best interests. This flexibility is provided by already having in place certain mutually agreed upon severance packages so that parties are aware of and have agreed upon the payments that would occur upon various termination events. In addition to the potential payments set forth below, each of the named executive officers, as employees, may be entitled to certain benefits under the 2007 Equity Incentive Plan relating to a change in control or other corporate transaction.

Syed B. Ali. In January 2001, we entered into an employment agreement with Mr. Ali, our President and Chief Executive Officer. In December 2008, we entered into an amendment to the employment agreement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. Mr. Ali’s agreement provides that he is an at-will employee and his employment may be terminated at any time by us or Mr. Ali. If we terminate Mr. Ali’s employment without cause (as defined in his employment agreement) or Mr. Ali is constructively terminated (as defined in his employment agreement), and Mr. Ali executes a release of claims against Cavium, Mr. Ali will be entitled to receive $14,583 (less applicable withholding taxes) per month for a period of 12 months and reimbursement for health care continuation coverage for the same period. If, during that 12-month period, Mr. Ali obtains full time employment (or its equivalent), then Mr. Ali’s severance payments will be decreased by the salary or fees paid for such work (but not decreased by more than $50,000 in the aggregate) and his health care continuation reimbursements will cease if he has been provided with substantially similar coverage. For a period of 18 months after his termination of employment, Mr. Ali will be subject to certain restrictions on competition with Cavium and on the solicitation of employees, customers and clients. Mr. Ali is also eligible to participate in our general employee benefit plans in accordance with the terms and conditions of the plans.

Arthur D. Chadwick. In December 2004, we entered into an employment offer letter with Mr. Chadwick, our Vice President of Finance & Administration and Chief Financial Officer. Mr. Chadwick’s offer letter provides that he is an at-will employee and his employment may be terminated at any time by us or Mr. Chadwick. If we terminate Mr. Chadwick’s employment without cause (as defined in his offer letter) or Mr. Chadwick resigns for good reason (as defined in his offer letter), one half of his unvested Cavium stock and stock options will become vested. Additionally, Mr. Chadwick’s unvested Cavium stock and stock options will fully vest if we terminate Mr. Chadwick’s employment or Mr. Chadwick resigns for good reason within three months prior to or 12 months following a change in control (as defined in his offer letter) or Mr. Chadwick is not offered the position of chief financial officer of the surviving or continuing entity within three months following the change in control. In addition, in the event of a change in control, Mr. Chadwick has agreed to assist Cavium with the transition following a change in control for up to six months. Mr. Chadwick is also eligible to participate in our general employee benefit plans in accordance with the terms and conditions of the plans.

Anil K. Jain. In January 2001, we entered into an employment offer letter with Mr. Jain, our Vice President of IC Engineering. In December 2008, we entered into an amendment to the employment offer letter to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. Mr. Jain’s offer letter provides that Mr. Jain is an at-will employee and his employment may be terminated at any time by us or Mr. Jain. If we terminate Mr. Jain’s employment for any reason, Mr. Jain is entitled to receive his salary as well as benefits for three months after termination. Mr. Jain is also eligible to participate in our general employee benefit plans in accordance with the terms and conditions of the plans.

Vincent P. Pangrazio. In February 2011, we entered into an employment offer letter with Mr. Pangrazio, our Senior Vice President and General Counsel. Mr. Pangrazio’s offer letter provides that Mr. Pangrazio is an at-will employee and his employment may be terminated at any time by us or Mr. Pangrazio. If we terminate Mr. Pangrazio’s employment without cause (as defined in his offer letter) or Mr. Pangrazio resigns for good reason (as defined in his offer letter), two thirds of his unvested Cavium stock and stock options will become vested and Mr. Pangrazio will receive in a lump sum six months of his base salary, half of his target cash bonus if applicable and six months of COBRA premiums. If, during that six-month period, Mr. Pangrazio obtains health benefits comparable to the COBRA benefits from a new employer, his COBRA premiums will cease. Additionally, Mr. Pangrazio’s unvested Cavium stock and stock options will fully vest if we terminate Mr. Pangrazio’s employment or Mr. Pangrazio resigns for good reason within three months prior to or 12 months following a change in control (as defined in his offer letter) or Mr. Pangrazio is not offered a similar position of responsibility within the surviving or continuing entity within three months following the change in control. In addition, in the event of a change in control, Mr. Pangrazio has agreed to assist Cavium with the transition following a change in control for up to three months. Mr. Pangrazio is also eligible to participate in our general employee benefit plans in accordance with the terms and conditions of the plans.

In February 2012, March 2013, February 2014 and February 2015, the Board of Directors or Compensation Committee granted equity incentive plan awards to its named executive officers. In the event there is a change in control (as defined in the stock option agreements), 100% of each of the option grants and restricted stock unit awards granted to Messrs. Ali, Chadwick, Jain, and Pangrazio in February 2012, March 2013 and February 2014 will immediately vest if any of the following events occur: (i) the employee is terminated by Cavium without cause (as defined in the stock option agreements) within 12 months following the change in control, or (ii) the employee resigns for good reason (as defined in the stock option agreements) within 12 months following the change in control. In the event there is a change in control (as defined in the stock option agreements), 100% of each of the option grants and restricted stock unit awards granted to Messrs. Ali, Chadwick, Jain, and Pangrazio in February 2015 will immediately vest if any of the following events occur: (i) the employee is terminated by Cavium without cause (as defined in the stock option agreements) within 3 months prior to or 12 months following the change in control, or (ii) the employee resigns for good reason (as defined in the stock option agreements) within 3 months prior to or 12 months following the change in control.

In February 2015, the Compensation Committee granted PRSUs to the named executive officers. In the event there is a change in control (as defined in the stock option agreements) prior to January 31, 2016, all of the target shares for Messrs. Chadwick, Jain and Pangrazio shall vest and be delivered on January 31, 2016 subject to their continuous service through that date. In the event there is a change in control (as defined in the stock option agreements) prior to January 31, 2016 and: (i) the employee is terminated by Cavium without cause (as defined in the stock option agreements) prior to January 31, 2016, or (ii) the employee resigns for good reason (as defined in the stock option agreements) prior to January 31, 2016, then the target shares shall be delivered on the date of such termination or resignation.

For Mr. Ali’s 2015 PRSU with a one year revenue target, in the event there is a change of control (as defined in the stock option agreement) on or prior to January 31, 2016, then 1/3 of the target shares will be delivered on January 31, 2016, and an additional 1/3 of the shares will be delivered on January 31st of each year thereafter, subject to Mr. Ali’s continuous service through such date. If following such change of control on or prior to January 31, 2018 either (i) Mr. Ali’s employment with Cavium is terminated without cause (as defined in the stock option agreement) or (ii) Mr. Ali resigns for good reason (as defined in the stock option agreement), then the target shares (less any shares previously delivered) will be delivered on the date of such termination or resignation.

For Mr. Ali’s 2015 PRSU with a two year revenue target, in the event there is a change of control (as defined in the stock option agreement) on or prior to January 31, 2017, then 2/3 of the target shares will be delivered on January 31, 2017, and an additional 1/3 of the target shares will be delivered on January 31, 2018, subject to Mr. Ali’s continuous service through such date. If following such change of control and on or prior to January 31, 2018 either (i) Mr. Ali’s employment with Cavium is terminated without cause (as defined in the stock option agreement) or (ii) Mr. Ali resigns for good reason (as defined in the stock option agreement), then the target shares (less any shares previously delivered) will be delivered on the date of such termination or resignation.

For Mr. Ali’s 2015 PRSU with a stock price contingent target, in the event there is a change of control (as defined in the stock option agreement) on or prior to January 31, 2019 and (i) neither of the stock price contingent criteria are achieved prior to such change of control, and (ii) following such change of control (but in any case on or prior to January 31, 2019), either (x) Mr. Ali’s employment with Cavium is terminated without cause (as defined in the stock option agreement) or (y) Mr. Ali resigns for good reason (as defined in the stock option agreement), then a number of shares equal to the target shares will vest on the date of such termination or resignation.

The amount of potential compensation and benefits payable to each named executive officer in various termination and change in control situations has been estimated in the table below and assumes that the event occurred on December 31, 2015, the last business day of Cavium’s last fiscal year. The one year revenue target PRSUs that could be earned in 2015 are not included in the table below as the revenue targets had not been met and could no longer be earned as of December 31, 2015.

Named Executive Officer	Termination or Change in Control Event	Cash Severance Payment ($)	Continuation of Medical Benefits($)	Acceleration of Vesting of Stock Options ($)(1)	Acceleration of Vesting of Stock Awards ($)(1)	Total Termination Benefits ($)
Syed B. Ali(2)	Termination without cause or constructive termination, no change in control	174,996	23,856	—	—	198,852
	Termination without cause or resignation for good reason within 12 months following a change in control	174,996	23,856	2,334,346	9,837,510	12,370,708
	Termination without cause or resignation for good reason within 3 months prior to a change in control	174,996	23,856	92,528	3,102,235	3,393,615

Arthur D. Chadwick	Termination without cause or resignation for good reason, no change in control	—	—	209,213	1,582,691	1,791,904

	Termination or resignation for good reason within 3 months prior to or 12 months following a change in control or not offered position of CFO within 3 months following the change in control	—	—	418,425	3,165,382	3,583,807

Anil K. Jain	Termination for any reason, no change in control	75,000	4,164	—	—	79,164
	Termination without cause or resignation for good reason within 12 months following a change in control	75,000	4,164	413,218	2,990,660	3,483,042
	Termination without cause or resignation for good reason within 3 months prior a change in control	75,000	4,164	19,044	878,083	976,291

Vincent P. Pangrazio (3)	Termination without cause or resignation for good reason, no change in control	142,500	10,776	163,970	1,367,907	1,685,153

	Termination or resignation for good reason within 3 months prior to or 12 months following a change in control or if not offered a similar position of responsibility with the surviving entity within 3 months following the change in control	142,500	10,776	245,955	2,051,861	2,451,092

(1)	The value of stock option and stock award vesting acceleration is based on the closing stock price of $65.71 per share for our common stock as reported on The NASDAQ Global Market on December 31, 2015 and, with respect to in-the-money unvested stock option shares, minus the exercise price of the unvested option shares.
(2)	If, during the 12-month period, Mr. Ali obtains full time employment (or its equivalent), then Mr. Ali’s severance payments will be decreased by the salary or fees paid for such work (but not decreased by more than $50,000) and his health care continuation reimbursements will cease if he is provided with substantially similar coverage.
(3)	If, during that six-month period, Mr. Pangrazio obtains health benefits comparable to the COBRA benefits from a new employer, his COBRA premiums will cease.

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2015 certain information with respect to the compensation of all non-employee directors of Cavium. Mr. Syed Ali, our one employee director, did not receive any cash compensation for his services as a member of our Board of Directors in 2015.

DIRECTOR COMPENSATION FOR FISCAL 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Sanjay Mehrotra(2)	47,500	420,090	74,836	542,426
Madhav Rajan(3)	65,000	420,090	74,836	559,926
C.N. Reddy(4)	57,500	420,090	74,836	552,426
Anthony S. Thornley(5)	82,000	420,090	74,836	576,926

(1)	The dollar amounts in this column represent the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718 for stock awards granted during the fiscal year ended December 31, 2015. Stock options are valued using the Black Scholes option valuation model and the assumptions outlined in Note 8 of our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 22, 2016.
(2)	As of December 31, 2015, Mr. Mehrotra held unexercised options to purchase 102,000 shares and 5,500 unvested restricted stock units.
(3)	As of December 31, 2015, Mr. Rajan held unexercised options to purchase 31,000 shares and 10,500 unvested restricted stock units.
(4)	As of December 31, 2015, Mr. Reddy held unexercised options to purchase 52,000 shares and 5,500 unvested restricted stock units.
(5)	As of December 31, 2015, Mr. Thornley held unexercised options to purchase 64,500 shares and 5,500 unvested restricted stock units.

2015 Director Compensation Policy

The following annual cash compensation for non-employee members of the Board of Directors was paid at the 2015 Annual Stockholders Meeting: $35,000 per year for service on the Board of Directors, plus an additional $12,000 per year for the lead director; $10,000 per year for service on the audit committee, plus an additional $15,000 per year for the chairperson; $7,500 per year for service on the compensation committee, plus an additional $7,500 for the chairperson; and $5,000 per year for service on the nominating and corporate governance committee, plus an additional $5,000 for the chairperson. This cash compensation is paid on, or soon after, the date of our annual meeting of stockholders each year and is paid for the director’s service for the twelve months following the annual meeting of stockholders.

In addition, on the date of our 2015 Annual Meeting of Stockholders each non-employee director who served for at least the preceding six months and who would continue to be a director after that meeting was automatically granted a non-statutory stock option to purchase 3,000 shares of our common stock and a restricted stock unit award for 5,500 shares of our common stock. The annual stock option will vest in equal monthly installments over one year and the annual restricted stock unit award will vest on April 30th in the year following the year of the date of grant. These stock options are granted with an exercise price equal to the fair market value of our common stock on the date of the grant. The stock options and restricted stock unit awards in the annual automatic grant may accelerate in the event the non-employee directors’ service terminates in connection with a corporate transaction as the term is defined in the 2007 Equity Incentive Plan.

Finally, we have a policy of reimbursing our directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board of Directors’ or committee meetings.

2016 Director Compensation Policy

Our Board of Directors believes that a combination of cash and equity is the best way to attract and retain non-employee directors with the background, experience and skills necessary for a company such as ours. The Board works with Compensia, its independent compensation consultant, to design and update the non-employee director compensation program to keep our compensation levels and structures competitive. In making decisions regarding non-employee director compensation, our Board periodically considers data provided by Compensia about non-employee director compensation at the companies in our compensation peer group (the composition of our compensation peer group is described above in our Compensation Discussion and Analysis). In February 2016, Compensia provided the Board with an analysis of our director compensation program compared to the competitive market. At such time, our Board reviewed the total compensation opportunity for non-employee directors individually and in the aggregate in light of our desire to retain our board members, attract potential new directors and provide competitive consideration for the directors’ services.

As a result of the review, the Board of Directors approved a new non-employee director compensation policy, or the director policy, in April 2016. The director policy provides for compensation for non-employee members of the Board of Directors to be paid beginning at the 2016 Annual Stockholders Meeting.

The cash compensation to be paid annually pursuant to the director policy is as follows: $45,000 per year for service on the Board of Directors, plus an additional $17,500 per year for the lead director; $10,000 per year for service on the audit committee, plus an additional $15,000 per year for the chairperson; $7,500 per year for service on the compensation committee, plus an additional $10,000 for the chairperson; and $5,000 per year for service on the nominating and corporate governance committee, plus an additional $5,000 for the chairperson. This cash compensation is paid on, or soon after, the date of our annual meeting of stockholders each year and is paid for the director’s service for the twelve months following the annual meeting of stockholders.

In addition, the director policy provides that each individual who is first elected or appointed as a non-employee director of the Board of Directors will automatically be granted a restricted stock unit award covering shares of common stock with an aggregate fair market value of $250,000 on the date of grant on the date of his or her initial election or appointment to be a director. If an individual is appointed for the first time to be a non-employee director of the Board of Directors other than at an annual meeting of stockholders, such individual’s initial grant will be pro-rated for the number of days remaining until the next anticipated annual meeting of stockholders.

The director policy also provides that on the date of each annual meeting of stockholders, each individual who is then a non-employee director of the Board of Directors and will be continuing as a non-employee director following the date of such annual meeting (other than any individual receiving an initial grant on the date of such annual meeting) will automatically be granted a restricted stock unit award covering shares of common stock with an aggregate fair market value of $250,000 on the date of grant.

All of the shares subject to the initial and annual grants vest on April 30th in the year following the year of the date of grant. The initial and annual grants may accelerate in the event the non-employee directors’ service terminates in connection with a change in control as the term is defined in the director policy.

Our intention is to make annual grants to all non-employee directors at the 2016 Annual Meeting of Stockholders. We make the grants because we believe that long-term performance from our non-employee directors should be encouraged and rewarded through a culture of stock ownership. Therefore, our long-term equity incentive compensation for non-employee directors is currently in the form of restricted stock unit awards. The 2007 Equity Incentive Plan and 2016 Equity Incentive Plan, discussed in proposal 4 of this proxy statement, were established to provide our employees, named executive officers, and our non-employee directors with equity incentives to help align their incentives with the interests of our stockholders.

TRANSACTIONS WITH RELATED PERSONS

CODE OF CONDUCT POLICY AND PROCEDURES

In 2007, Cavium adopted a written Code of Conduct, or Code of Conduct, that sets forth Cavium’s policies and procedures regarding the identification, review, consideration and approval or ratification of related person transactions with employees, directors and consultants. Pursuant to our written Code of Conduct, our executive officers and directors are not permitted to enter into such related person transactions without the approval of either our Audit Committee or our Board of Directors. Our Audit Committee and/or Board of Directors shall approve only those related person transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, which our Audit Committee or Board of Directors determines in the good faith exercise of its discretion. Our Code of Conduct also prohibits employees from entering into transactions that are a “conflict of interest,” such as those in which a person’s private interest interferes in any way with Cavium’s interests, without the approval of our designated compliance officer.

CERTAIN RELATED-PERSON TRANSACTIONS

Cavium has entered into indemnity agreements with certain officers and directors which provide, among other things, that Cavium will indemnify the officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Cavium, and otherwise to the fullest extent permitted under Delaware law and Cavium’s Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Cavium, Inc. stockholders will be “householding” Cavium’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Direct your written request to Corporate Secretary, Cavium, Inc., 2315 N. First Street, San Jose, California 95131. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the 2016 Annual Meeting of Stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Vincent P. Pangrazio

VINCENT P. PANGRAZIO

Secretary

April 26, 2016

A copy of Cavium’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2015 is available without charge upon written request to: Corporate Secretary, Cavium, Inc., 2315 N. First Street, San Jose, California 95131.

EXHIBIT A

CAVIUM, INC.

2016 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 11, 2016

[APPROVED BY THE STOCKHOLDERS:                     , 2016]

1.	GENERAL.

(a) Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Cavium, Inc. 2007 Equity Incentive Plan (the “Prior Plan”). Following the Effective Date, no additional awards may be granted under the Prior Plan. From and after 12:01 a.m. Eastern Time on the Effective Date, all outstanding awards granted under the Prior Plan will remain subject to the terms of the Prior Plan; provided, however, that the following shares of Common Stock subject to any outstanding stock award granted under the Prior Plan (collectively, the “Prior Plan Returning Shares”) will immediately be added to the Share Reserve (as defined in Section 3(a)(i)) as and when such shares become Prior Plan Returning Shares and become available for issuance pursuant to Awards granted under this Plan: (i) any shares subject to such stock award that are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to such stock award that are not issued because such stock award or any portion thereof is settled in cash; and (iii) any shares issued pursuant to such stock award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares. All Awards granted on or after 12:01 a.m. Eastern Time on the Effective Date will be subject to the terms of this Plan.

(b) Eligible Award Recipients. Subject to Section 4, Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.

(d) Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which such persons may benefit from increases in value of the Common Stock.

2.	ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine (A) who will be granted Awards, (B) when and how each Award will be granted, (C) what type of Award will be granted, (D) the provisions of each Award (which need not be identical), including when a Participant will be permitted to exercise or otherwise receive cash or Common Stock under the Award, (E) the number of shares of Common Stock subject to, or the cash value of, an Award and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under an outstanding Award without his or her written consent.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without his or her written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except as otherwise provided in the Plan (including this Section 2(b)(viii)) or an Award Agreement, no amendment of an outstanding Award will materially impair a Participant’s rights under such Award without his or her written consent.

Notwithstanding the foregoing or anything in the Plan to the contrary, unless prohibited by applicable law, the Board may amend the terms of any outstanding Award or the Plan, or may suspend or terminate the Plan, without the affected Participant’s consent, (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award or the Plan into compliance with, Section 409A of the Code or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation of authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value of the Common Stock pursuant to Section 13(x)(iii).

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR or (ii) cancel any outstanding Option or SAR that has an exercise or strike price (per share) greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed (A) three million six hundred thousand (3,600,000) shares plus (B) the Prior Plan Returning Shares, if any, which become available for issuance under this Plan from time to time (such aggregate number of shares described in (A) and (B), the “Share Reserve”).

(ii) For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve.

(i) Shares Available for Subsequent Issuance. The following shares of Common Stock will become available again for issuance under the Plan: (A) any shares subject to a Stock Award that are not issued because such Stock Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Stock Award having been issued; (B) any shares subject to a Stock Award that are not issued because such Stock Award or any portion thereof is settled in cash; and (C) any shares issued pursuant to a Stock Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.

(ii) Shares Not Available for Subsequent Issuance. The following shares of Common Stock will not become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of a Stock Award granted under the Plan or a stock award granted under the Prior Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a Stock Award granted under the Plan or a stock award granted under the Prior Plan; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of a Stock Award granted under the Plan or a stock award granted under the Prior Plan; and (D) in the event that a Stock Appreciation Right granted under the Plan or a stock appreciation right granted under the Prior Plan is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such award.

(c) Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be seven million two hundred thousand (7,200,000) shares of Common Stock.

(d) Section 162(m) Limits. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limits will apply:

(i) A maximum of two million (2,000,000) shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price (per share) of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date any such Stock Award is granted may be granted to any one Participant during any one calendar year. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price (per share) of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted are granted to any Participant during any calendar year, compensation attributable to the exercise of any such additional Stock Award will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(ii) A maximum of two million (2,000,000) shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year.

(iii) A maximum of five million dollars ($5,000,000) subject to Performance Cash Awards may be granted to any one Participant during any one calendar year.

For purposes of this Section 3(d): (1) if a Performance Stock Award is in the form of an Option or SAR, it will count only against the Performance Stock Award limit set forth in Section 3(d)(ii); (2) if a Performance Stock Award may be paid in the form of cash, it will count only against the Performance Stock Award limit set forth in Section 3(d)(ii); and (3) if a Performance Cash Award may be paid in the form of Common Stock, it will count only against the Performance Cash Award limit set forth in Section 3(d)(iii).

(e) Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any period commencing on the date of the Company’s Annual Meeting of Stockholders for a particular year and ending on the day immediately prior to the date of the Company’s Annual Meeting of Stockholders for the next subsequent year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) seven hundred fifty thousand dollars ($750,000) in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such period, nine hundred thousand dollars ($900,000) in total value, in each case calculating the value of any Awards based on the grant date fair value of such Awards for financial reporting purposes. The Board may make an exception to the applicable limit in this Section 3(e) for any Non-Employee Director in extraordinary circumstances, as the Board may determine in its discretion, provided that any Non-Employee Director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation.

(f) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price (per share) of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant of such Option and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The terms and conditions of separate Option or SAR Agreements need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price (per share) of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Award is granted. Notwithstanding the foregoing, an

Option or SAR may be granted with an exercise or strike price (per share) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Award is granted if such Award is granted pursuant to an assumption of, or substitution for, another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash (including electronic funds transfers), check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution (or pursuant to Sections 5(e)(ii) and 5(e)(iii)), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is three (3) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) a Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Participant’s Option or SAR may be exercised (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within such period of time ending on the earlier of (i) the date that is eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR (as applicable) is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in the applicable Award Agreement or other individual written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Option or SAR will terminate immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued or substituted, (iii) upon a Change in Control or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another written agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock

Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash (including electronic funds transfers), check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of such termination under the terms of the Participant’s Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under a Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to the Restricted Stock Unit Award to a time after the vesting of the Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates, any portion of the Participant’s Restricted Stock Unit Award that has not vested as of the date of such termination will be forfeited upon such termination.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii)) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii)) that is payable contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Cash Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee), in its sole discretion. The Board or the Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board or the Committee may specify, to be paid in whole or in part in cash or other property.

(iii) Committee and Board Discretion. With respect to any Performance Stock Award or Performance Cash Award, the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) retains the discretion to (A) reduce or eliminate the compensation or economic benefit due upon attainment of the Performance Goals on the basis of any considerations as the Committee or Board (as applicable), in its sole discretion, may determine and (B) define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iv) Section 162(m) Compliance. With respect to any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, unless otherwise permitted under Section 162(m) of the Code, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance

Goals and any other material terms under such Award have been satisfied (other than in cases where such Performance Goals or terms relate solely to the increase in the value of the Common Stock).

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock appreciation rights with an exercise or strike price (per share) less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant) may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising a Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state, local or foreign tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Section 409A Compliance. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount under such Award that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of the Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment may be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iii) the class(es) and maximum number of securities that may be awarded to any Participant pursuant to Section 3(d); and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the applicable Stock Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to a forfeiture condition or the Company’s right of repurchase may be reacquired or repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to forfeiture or repurchase (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transactions. In the event of a Corporate Transaction, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to Stock Awards, contingent upon the closing or consummation of the Corporate Transaction, unless otherwise provided in the instrument evidencing the Stock Award, in any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company, or unless otherwise expressly provided by the Board at the time of grant of the Stock Award:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by the Participant in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d) Change in Control. In the event of a Change in Control, the Board will have the discretion to take any one or more of the actions set forth in Section 9(c)(i)-(vi) with respect to Stock Awards, contingent upon the closing or consummation of the Change in Control; provided, however, that for such purpose, the term “Corporate Transaction” in Section 9(c)(i)-(vi) will mean “Change in Control.” A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award, in any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company, but in the absence of such provision, no such acceleration will occur.

(e) Parachute Payments.

(i) If any payment or benefit a Participant will or may receive from the Company or otherwise (a “280G Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then any such 280G Payment pursuant to the Plan (a “Payment”) will be equal to the Reduced Amount. The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount (i.e., the amount determined by clause (x) or by clause (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction will occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for the Participant. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the “Pro Rata Reduction Method”).

(ii) Notwithstanding any provision of Section 9(e)(i) to the contrary, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A of the Code that would not otherwise be subject to taxes pursuant to Section 409A of the Code, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, will be modified so as to avoid the imposition of taxes pursuant to Section 409A of the Code as follows: (A) as a first priority, the modification will preserve to the greatest extent possible, the greatest economic benefit for the Participant as determined on an after-tax basis; (B) as a second priority, Payments that are contingent on future events (e.g., being terminated without Cause), will be reduced (or eliminated) before Payments that are not contingent on future events; and (C) as a third priority, Payments that are “deferred compensation” within the meaning of Section 409A of the Code will be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Section 409A of the Code.

(iii) The accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the Change in Control will perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company will appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The Company will use commercially reasonable efforts to cause the accounting firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to the Participant and the Company within fifteen (15) calendar days after the date on which the Participant’s right to a 280G Payment becomes reasonably likely to occur (if requested at that time by the Participant or the Company) or such other time as requested by the Participant or the Company.

(iv) If the Participant receives a Payment for which the Reduced Amount was determined pursuant to clause (x) of Section 9(e)(i) and the Internal Revenue Service determines thereafter that some portion of the Payment is subject to the Excise Tax, the Participant agrees to promptly return to the Company a sufficient amount of the Payment (after reduction pursuant to clause (x) of Section 9(e)(i)) so that no portion of the remaining Payment is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount was determined pursuant to clause (y) of Section 9(e)(i), the Participant will have no obligation to return any portion of the Payment pursuant to the preceding sentence.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may suspend or terminate the Plan at any time. No Incentive Stock Option may be granted after the tenth (10th) anniversary of the earlier of (i) the Adoption Date or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan (including Section 2(b)(viii)) or an Award Agreement.

11.	EFFECTIVE DATE OF PLAN.

This Plan will become effective on the Effective Date.

12.	CHOICE OF LAW.

The laws of the State of California will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Adoption Date” means April 11, 2016, which is the date the Plan was adopted by the Board.

(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Award” means a Stock Award or a Performance Cash Award.

(d) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Cause” will have the meaning ascribed to such term in any written agreement between a Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of one or more of the following: (i) such Participant’s refusal to follow a reasonable and lawful direction of the Board or the chief executive officer of the Company after thirty (30) days written notice from the Company or an Affiliate specifying the nature of such Participant’s refusal and demanding that such refusal be remedied, provided that such notice will not be required if such refusal cannot be remedied and provided further that if such Participant remedies such refusal, Cause will not exist under this Section 13(g); (ii) such Participant’s conviction of a felony or any crime involving moral turpitude; or (iii) such Participant’s material breach of such Participant’s fiduciary or contractual obligations to the Company or an Affiliate after thirty (30) days written notice from the Company or an Affiliate specifying the nature of such

Participant’s breach and demanding that such breach be remedied, provided that such notice will not be required if such breach cannot be remedied and provided further that if such Participant remedies such breach, Cause will not exist under this Section 13(g). The determination that a termination of a Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the Adoption Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between a Participant and the Company or an Affiliate will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur.

If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Cavium, Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board, the chief executive officer of the Company, or the chief financial officer of the Company in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board, chief executive officer or chief financial officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

If required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Corporate Transaction” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.

(p) “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(q) “Director” means a member of the Board.

(r) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s) “Effective Date” means the effective date of this Plan document, which is the date of the Annual Meeting of Stockholders of the Company held in 2016, provided that this Plan is approved by the Company’s stockholders at such meeting.

(t) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u) “Entity” means a corporation, partnership, limited liability company or other entity.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(x) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) Unless otherwise provided by the Board, if the Common Stock is listed on any established stock exchange or traded on any established market, then the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value of a share of Common Stock will be the closing sales price for such stock on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value of a share of Common Stock will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y) “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(aa) “Nonstatutory Stock Option” means an option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd) “Option Agreement” means a written agreement between the Company and a holder of an Option evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(gg) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk) “Performance Criteria” means the one or more criteria that the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Committee (or Board, if applicable): (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; and (xxviii) to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, other measures of performance selected by the Board or the Committee.

(ll) “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) is authorized to make appropriate adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows; provided, however, that to the extent that an Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any such adjustment may be made only if such adjustment is objectively determinable and specified in the Award Agreement at the time the Award is granted or in such other document setting forth the Performance Goals for the Award at the time the Performance Goals are established: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; and (vi) to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to make other appropriate adjustments selected by the Board or the Committee.

(mm) “Performance Period” means the period of time selected by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee (or Board, if applicable).

(nn) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo) “Plan” means this Cavium, Inc. 2016 Equity Incentive Plan.

(pp) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(rr) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(tt) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu) “Rule 405” means Rule 405 promulgated under the Securities Act.

(vv) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ww) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(xx) “Stock Appreciation Right Agreement” or “SAR Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(yy) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award or any Other Stock Award.

(zz) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(aaa) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(bbb) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 14, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
CAVIUM,INC.
2315 N. FIRST STREET
SAN JOSE, CA 95131
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 14, 2016. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
The Board of Directors recommends you vote FOR the following:
For All
Withhold All
For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors
Nominees 01 Syed B. Ali 02 Anthony S. Thornley
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
For Against Abstain
2 To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of Cavium , Inc. for its fiscal year ending December 31, 2016
3 To approve, on an advisory basis, the compensation of Cavium , Inc.‘s named executive officers
4 To approve the Cavium , Inc. 2016 Equity Incentive Plan
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address change/comments, mark here. (see reverse for instructions)
Yes No
Please indicate if you plan to attend this meeting
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date
0000290046_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com
CAVIUM, INC.
Annual Meeting of Stockholders
June 15, 2016 10:00 AM
This proxy is solicited by the Board of Directors
The undersigned hereby appoints Syed B. Ali, Arthur D. Chadwick and Vincent P. Pangrazio , and each of them, with power to act without the other and with the power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of CAVIUM, INC. COMMON STOCK that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of CAVIUM, INC. to be held at 10:00 AM, PDT on June 15, 2016 at CAVIUM, INC., 2315 N. First Street, San Jose, CA 95131, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Address change/comments:
(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side
0000290046_2 R1.0.1.25